UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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311 ENTERPRISE DRIVE
PLAINSBORO, NEW JERSEY 08536

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2009

To the Stockholders of Integra LifeSciences Holdings Corporation:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Meeting”) of Integra LifeSciences Holdings Corporation (the “Company”) will be held as, and for the purposes, set forth below:

TIME	9:00 a.m. local time on Wednesday, May 20, 2009

PLACE	Integra LifeSciences Holdings Corporation Corporate Headquarters 315 Enterprise Drive Plainsboro, New Jersey 08536

ITEMS OF BUSINESS	1. To elect nine directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2009.

3. To act upon any other matters properly coming before the meeting or any adjournment or postponement thereof.

RECORD DATE	Holders of record of the Company’s common stock at the close of business on March 31, 2009 are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting for ten days prior to the Meeting during ordinary business hours at the Company’s headquarters located at 311 Enterprise Drive, Plainsboro, New Jersey.

ANNUAL REPORT	The 2008 Annual Report of Integra LifeSciences Holdings Corporation is being mailed simultaneously herewith. The Annual Report is not to be considered part of the proxy solicitation materials.

IMPORTANT	In order to avoid additional soliciting expense to the Company, please MARK, SIGN, DATE and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Meeting. If you attend the Meeting and wish to vote your shares in person, arrangements will be made for you to do so.

By order of the Board of Directors,

/s/ Richard D. Gorelick

Richard D. Gorelick
Senior Vice President, General Counsel,
  Human Resources and Secretary

Plainsboro, New Jersey
April 20, 2009

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
311 ENTERPRISE DRIVE
PLAINSBORO, NEW JERSEY 08536

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2009
PURPOSE OF MEETING
RECORD DATE
VOTING AND REVOCABILITY OF PROXIES
PROPOSAL 1. ELECTION OF DIRECTORS
INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES
DIRECTOR ATTENDANCE AT ANNUAL MEETINGS; SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
INFORMATION ABOUT EXECUTIVE OFFICERS
PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Committee Report
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
OTHER MATTERS

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2009. The proxy statement and annual report to security holders are available on our internet site at
http://investor.integra-ls.com/financials.cfm

PURPOSE OF MEETING

We are providing this Proxy Statement to holders of our common stock in connection with the solicitation by the Board of Directors of Integra LifeSciences Holdings Corporation (the “Company”) of proxies to be voted at the Company’s 2009 Annual Meeting of Stockholders (the “Meeting”) and at any adjournments or postponements thereof. The Meeting will begin at 9:00 a.m. local time on Wednesday, May 20, 2009 at the Company’s Corporate Headquarters, 315 Enterprise Drive, Plainsboro, New Jersey. We are first mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the form of proxy to stockholders of the Company on or about April 20, 2009.

At the Meeting, we will ask the stockholders of the Company to consider and vote upon:

(i) the election of nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified (see “Proposal 1. Election of Directors”); and

(ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2009 (see “Proposal 2. Ratification of Independent Registered Public Accounting Firm”).

We know of no other matters that will be presented for consideration at the Meeting. If any other matters are properly presented at the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy will have authority to vote on such matters in accordance with their best judgment.

RECORD DATE

As of March 31, 2009, the record date for the Meeting, 28,143,464 shares of our common stock were outstanding. Only holders of record of our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof.

VOTING AND REVOCABILITY OF PROXIES

Each share of our common stock entitles the holder of record thereof to one vote. Each stockholder may vote in person or by proxy on all matters that properly come before the Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of common stock outstanding on the record date will constitute a quorum for purposes of voting at the Meeting. Shares abstaining from voting and shares present but not voting, including broker non-votes, are counted as “present” for purposes of determining the existence of a quorum. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by the Company, but which are not voted as to one or more proposals because timely instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power to vote such shares.

If we fail to obtain a quorum for the Meeting or a sufficient number of votes to approve a proposal, we may adjourn the Meeting for the purpose of obtaining additional proxies or votes or for any other purpose. At any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as they would have been voted at the original Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn). Proxies voting against a proposal set forth herein will not be used to adjourn the Meeting to obtain additional proxies or votes with respect to such proposal.

The Board of Directors is soliciting the enclosed proxy for use in connection with the Meeting and any postponement or adjournment thereof. All properly executed proxies received prior to or at the Meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with the instructions indicated on such proxies. For each proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the Secretary of the Company at or before the Meeting or (c) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Meeting to: Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Senior Vice President, General Counsel, Human Resources and Secretary. Beneficial owners of our common stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy, and may not revoke their proxy by one of the methods set forth above.

We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of common stock.

PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors has nominated nine persons for election as directors who will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified: Thomas J. Baltimore, Jr., Keith Bradley, Ph.D., Richard E. Caruso, Ph.D., Stuart M. Essig, Neal Moszkowski, Raymond G. Murphy, Christian S. Schade, James M. Sullivan and Anne M. VanLent, each of whom are currently directors of the Company.

If any nominee should be unable to serve as director, an event not now anticipated, the shares of common stock represented by proxies would be voted for the election of such substitute as the Board of Directors may nominate. Set forth below is certain information with respect to the persons nominated as directors of the Company. See “Principal Stockholders” for information regarding the security holdings of our director nominees.

THOMAS J. BALTIMORE, JR. has been a director of the Company since March 2007. He serves as President of RLJ Development, LLC, which he co-founded in 2000. Prior to launching RLJ, he worked at Hilton Hotels Corporation as Vice President, Development and Finance (1999 to 2000) and Vice President, Gaming Development (1997 to 1998). From 1994 to 1996, Mr. Baltimore was Vice President, Business Development for Host Marriott Services (a spinoff entity from Host Marriott Corporation). Mr. Baltimore also worked for Marriott Corporation, holding various positions in the company, including Senior Director and Manager. Prior to his employment with Marriott, Mr. Baltimore was a staff auditor for Price Waterhouse. He also serves as a director for Prudential Financial, Inc. and Duke Realty. Mr. Baltimore is 45 years old.

KEITH BRADLEY, PH.D. has been a director of the Company since 1992. Between 1996 and 2003, he was a director of Highway Insurance plc, an insurance company listed on the London Stock Exchange, and has been a consultant to a number of business, government and international organizations. Dr. Bradley was formerly a visiting professor at the Harvard Business School, Wharton and UCLA, a visiting fellow at Harvard’s Center for Business and Government and a professor of international management and management strategy at the Open University and Cass London Business Schools. Dr. Bradley has taught at the London School of Economics and was the director of the School’s Business Performance Group for more than six years. He received B.A., M.A. and Ph.D. degrees from British universities. He also serves as a director and chair of North Star Capital Management Limited and GRS Financial Solutions Limited. Dr. Bradley is 64 years old.

RICHARD E. CARUSO, PH.D. founded the Company in 1989 and has served as the Company’s Chairman since March 1992. Dr. Caruso is currently a member of The Provco Group, a venture and real estate investment company, an advisor to Quaker BioVentures, a medical venture capital financial investor, a member of the Board of Directors of Nitric Biotherapeutics, Inc. and Diasome Pharmaceuticals, LLC, start-up companies in which Quaker BioVentures is an investor, and an advisor to NewSpring Capital and ePlanet Ventures III, both diversified venture capital financial investors. Dr. Caruso served as the Company’s Chief Executive Officer from March 1992 to December 1997 and also as the Company’s President from September 1995 to December 1997. From 1969 to 1992, Dr. Caruso was a principal of LFC Financial Corporation, a project finance company, where he was also a director and Executive Vice President. In 2006, Dr. Caruso was named the Ernst and Young National Entrepreneur of the Year for the United States. Dr. Caruso is on the Board of Susquehanna University, The Baum School of Art and the Uncommon Individual Foundation (Founder). He received a B.S. degree from Susquehanna University, an M.S.B.A. degree from Bucknell University and a Ph.D. degree from the London School of Economics, University of London (United Kingdom). Dr. Caruso is 65 years old.

STUART M. ESSIG is Integra’s President and Chief Executive Officer and a director. He joined Integra in December 1997. Before joining Integra, Mr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a managing director. Mr. Essig had ten years of broad health care experience at Goldman Sachs serving as a senior merger and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Mr. Essig also serves on the Board of Directors of St. Jude Medical Corporation and ADVAMED, the Advanced Medical Technology Association. From March 2005 until August 2008, he also served on the Board of Directors of Zimmer Holdings, Inc. Mr. Essig received an A.B. degree from the Woodrow Wilson School of Public and International Affairs at Princeton University and an M.B.A. and a Ph.D. degree in Financial Economics from the University of Chicago, Graduate School of Business. Mr. Essig is 47 years old.

NEAL MOSZKOWSKI has been a director of the Company since 2006. He previously served as a director of the Company from March 1999 to May 2005. He has been the Co-Chief Executive Officer of TowerBrook Capital Partners, LP, a private equity investment firm, since 2005. Prior to joining TowerBrook, Mr. Moszkowski was Managing Director and Co-Head of Soros Private Equity, the private equity investment business of Soros

Fund Management LLC, where he served since August 1998. From August 1993 to August 1998, Mr. Moszkowski worked for Goldman, Sachs & Co. and affiliates, where he served as Vice President and Executive Director in the Principal Investment Area. Mr. Moszkowski also currently serves as a director of Wellcare Health Plans, Inc., Bluefly, Inc. and Spheris, Inc. as well as several privately-owned companies. Mr. Moszkowski is 43 years old.

RAYMOND G. MURPHY has been a director of the Company since April 2009. Between 2004 and 2008, he was Senior Vice President & Treasurer of Time Warner Inc. Between 2001 and 2004, he was Vice President & Treasurer of Time Warner Inc. From 1999 until 2001, he was Senior Vice President & Treasurer of America Online, Inc. Between 1993 and 1999, he was Senior Vice President, Finance & Treasurer of Marriott International, Inc. Prior to Marriott, he held executive positions at Manor Care, Inc., Ryder System Inc. and W R Grace & Company. Since 2005, he has been a member of the Finance Committee of The Advertising Council, Inc. and from 2007 until 2009, he served as Chair of such committee. Between 2004 and 2009, he served on the Board of Directors of The Advertising Council, Inc. and between 2007 and 2009, he served on its Executive Committee. He received a B.S. from Villanova University and an M.B.A. from Columbia University Graduate School of Business. Mr. Murphy is 61 years old.

CHRISTIAN S. SCHADE has been a director of the Company since 2006. He has been the Senior Vice President, Finance and Administration, and Chief Financial Officer of Medarex, Inc. since 2000. In addition, Mr. Schade is responsible for Technical Operations, as well as Business Development at Medarex. Prior to joining Medarex, Mr. Schade was a Managing Director of Merrill Lynch & Co. Mr. Schade was employed by Merrill Lynch from 1992 until 2000 and was involved in Merrill Lynch’s international capital markets and corporate funding groups. Mr. Schade received an A.B. degree from Princeton University and an M.B.A. degree from the Wharton School of the University of Pennsylvania. Mr. Schade is 48 years old.

JAMES M. SULLIVAN has been a director of the Company since 1992. Between 1986 and April 2009, he held several positions with Marriott International, Inc. (and its predecessor, Marriott Corp.), including Vice President of Mergers and Acquisitions, and Executive Vice President of Lodging Development. From 1983 to 1986, Mr. Sullivan was Chairman, President and Chief Executive Officer of Tenly Enterprises, Inc., a privately held company operating 105 restaurants. Prior to 1983, he held senior management positions with Marriott Corp., Harrah’s Entertainment, Inc., Holiday Inns, Inc., Kentucky Fried Chicken Corp. and Heublein, Inc. He also was employed as a senior auditor with Arthur Andersen & Co. and served as a director of Classic Vacation Group, Inc. until its acquisition by Expedia, Inc. in March 2002. Commencing in April 2009, he will serve as Senior Advisor to Clover Investment Group. Mr. Sullivan received a B.S. degree in Accounting from Boston College and an M.B.A. degree from the University of Connecticut. Mr. Sullivan is 65 years old.

ANNE M. VANLENT has been a director of the Company since 2004. She is currently President of AMV Advisors, providing corporate strategy and financial consulting services to emerging growth life sciences companies. Ms. VanLent had been Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a publicly-traded pharmaceutical company that develops and markets prescription dermatology products, from May 2002 through April 2008. From July 1997 to October 2001, she was the Executive Vice President — Portfolio Management for Sarnoff Corporation, a multidisciplinary research and development firm. From 1985 to 1993, she served as Senior Vice President and Chief Financial Officer of The Liposome Company, Inc., a publicly-traded biopharmaceutical company. Ms. VanLent also currently serves as a director of Penwest Pharmaceuticals Co., a NASDAQ-listed company. Ms. VanLent received a B.A. degree in Physics from Mount Holyoke College. Ms. VanLent is 61 years old.

Required Vote for Approval and Recommendation of the Board of Directors

Directors are to be elected by the majority of the votes cast with respect to that director in uncontested elections. Thus, the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Under our By-Laws, any director who fails to be elected must offer to tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee would then make a recommendation to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” the election of each nominee for director.

INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES

The Board of Directors held five regularly scheduled and four special meetings during 2008. The Company’s independent directors meet at least twice a year in executive session without management present. The Board of Directors has determined that all of the Company’s directors, except for Mr. Essig, are independent, as defined by the applicable NASDAQ Stock Market listing standards. In making this decision with respect to Dr. Caruso, the Board of Directors considered that the Company leases certain production equipment from an entity controlled by Dr. Caruso and leases a manufacturing facility that is 50% owned by a subsidiary of Provco Industries. Provco’s stockholders are trusts whose beneficiaries include the children of Dr. Caruso. Dr. Caruso is the President of Provco. In making this determination with respect to Dr. Caruso and Mr. Moszkowski, the Board of Directors considered that Dr. Caruso, Mr. Essig and Mr. Henneman, our Executive Vice President, Finance and Administration, and Chief Financial Officer, are limited partners in private equity funds managed by TowerBrook Capital Partners, LP, of which Mr. Moszkowski serves as co-chief executive officer, and concluded that such investments do not affect the independence of Dr. Caruso and Mr. Moszkowski. In making this determination with respect to Mr. Moszkowski, the Board of Directors also considered that Mr. Essig serves without compensation on the Management Advisory Board of TowerBrook Capital Partners, LP and concluded that such relationship does not affect the independence of Mr. Moszkowski.

The Company has standing Audit, Nominating and Corporate Governance, and Compensation Committees of its Board of Directors. Each committee operates pursuant to a written charter. Copies of these charters are available on our website at www.integra-LS.com through the “Investors Relations” link under the heading “Corporate Governance.” During 2008, with the exception of Mr. Sullivan who missed certain meetings due to unforeseen circumstances, each incumbent director attended in person or by teleconference at least 75% of the total number of meetings of the Board of Directors and of each committee of the Board of Directors on which he or she served.

Audit Committee.  The Audit Committee is comprised of Ms. VanLent (chair), Mr. Schade and Mr. Sullivan, and it met eleven times in 2008. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the rules of the Securities and Exchange Commission and the applicable NASDAQ Stock Market listing standards. The Board of Directors has also determined that Ms. VanLent, Mr. Schade and Mr. Sullivan are “audit committee financial experts,” as defined under Item 407(d) of Regulation S-K, and that each of them are “financially sophisticated” in accordance with NASDAQ Stock Market listing standards.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is comprised of Dr. Caruso (chair), Dr. Bradley and Mr. Sullivan, and it met six times in 2008. The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in the identification of qualified candidates to become directors, the selection of nominees for election as directors at the stockholders meeting, the selection of candidates to fill any vacancies on the Board of Directors, the development and recommendation to the Board of Directors of a set of corporate governance guidelines and principles applicable to the Company, the oversight of the evaluation of the Board of Directors and otherwise taking a leadership role in shaping the corporate governance of the Company. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent, as defined by the applicable NASDAQ Stock Market listing standards.

When considering a candidate for nomination as a director, the Nominating and Corporate Governance Committee may consider, among other things it deems appropriate, the candidate’s personal and professional integrity, ethics and values, experience in corporate management and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment, experience in the Company’s industry and with relevant social policy concerns, experience as a board member of another publicly held company, academic expertise in an area of the Company’s operations, and practical and mature business judgment, including the ability to make independent analytical inquiries. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders that it does to other new nominees.

Messrs. Essig and Sullivan recommended Mr. Murphy’s nomination for election to the Board of Directors.

The Nominating and Corporate Governance Committee will consider stockholder nominated candidates for director provided that the nominating stockholder identifies the candidate’s principal occupation or employment, the number of shares of the Company’s common stock beneficially owned by such candidate, a description of all arrangements or understandings between the nominating stockholder and such candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, detailed biographical data, qualifications and information regarding any relationships between the candidate and the Company within the past three years, and any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

A stockholder’s recommendation must also set forth the name and address, as they appear on the Company’s books, of the stockholder making such recommendation, the class and number of shares of the Company’s common stock beneficially owned by the stockholder and the date the stockholder acquired such shares, any material interest of the stockholder in such nomination, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in its capacity as a proponent of a stockholder proposal, and a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate’s willingness to serve, if elected. Recommendations for candidates to the Board of Directors must be submitted in writing to Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Senior Vice President, General Counsel, Human Resources and Secretary.

Compensation Committee.  The Compensation Committee is currently comprised of Dr. Bradley (chair), Mr. Baltimore and Mr. Moszkowski, and it met eleven times in 2008. The Compensation Committee makes decisions concerning salaries and incentive compensation, including the issuance of equity awards, for employees and consultants of the Company. The Compensation Committee also administers the Company’s 2000, 2001 and 2003 Equity Incentive Plans, the Company’s 1998 Stock Option Plan (which expired in February 2008), the Company’s 1999 Stock Option Plan, the Company’s 1993 and 1996 Incentive Stock Option and Non-Qualified Stock Option Plans and the Company’s Employee Stock Purchase Plan (collectively, the “Approved Plans”). Each member of the Compensation Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act. The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the applicable NASDAQ Stock Market listing standards.

The Compensation Committee may delegate any or all of its responsibilities, except that it shall not delegate its responsibilities regarding (i) the annual review and approval of all elements of compensation of executive officers, (ii) the management, review and approval of annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans, (iii) any matters that involve executive officer compensation or (iv) any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the 1934 Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

The Compensation Committee has delegated authority for making equity awards to non-executive officer employees under the Approved Plans to a Special Award Committee, consisting of Mr. Essig. The authority to grant equity to executive officers, employees who are, or could be, a “covered employee” within the meaning of Section 162(m) of the Code or employees whose grants would result in their receiving more than 10,000 shares of common stock during the previous 12 months, however, rests with the Compensation Committee. On an annual basis, the Compensation Committee establishes the aggregate number of awards that the Special Award Committee may make. The Compensation Committee authorized the Special Award Committee to grant a maximum of 300,000 shares of awards during the period beginning July 9, 2008 until the date of the Company’s 2009 annual meeting of stockholders.

The Company’s President and Chief Executive Officer provides significant input on the compensation, including annual merit adjustments and equity awards, of his direct reports and the other executive officers. As discussed below in “Executive Compensation — Compensation Discussion and Analysis — Annual Review of

Compensation,” the Compensation Committee approves the compensation of these officers, taking into consideration the recommendations of the President and Chief Executive Officer.

During 2008, Watson Wyatt & Company served as a consultant to the Compensation Committee in connection with a review of the Company’s 2003 Equity Incentive Plan and the extension of the Company’s employment agreements with Messrs. Essig, Carlozzi and Henneman. In addition, during 2008 and 2009, Watson Wyatt & Company served as a consultant to the Company in connection with the preparation of the Summary of Potential Payments table in this proxy statement. Watson Wyatt & Company was also called upon in 2007 and 2008 to provide consulting services to the Compensation Committee on the Compensation Discussion and Analysis part of the 2007 proxy statement and the 2008 proxy statement, respectively. In addition, Watson Wyatt & Company provided consulting services to the Committee in 2006 in connection with the establishment of our management incentive compensation plan.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS; SHAREHOLDER
COMMUNICATIONS WITH DIRECTORS

It is our policy to encourage our directors to attend the annual meeting of stockholders. All eight of our incumbent directors attended the 2008 Annual Meeting of Stockholders.

Stockholders may communicate with our Board of Directors, any of its constituent committees or any member thereof by means of a letter addressed to the Board of Directors, its constituent committees or individual directors and sent care of Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, NJ 08536, Attention: Senior Vice President, General Counsel, Human Resources and Secretary.

INFORMATION ABOUT EXECUTIVE OFFICERS

Set forth below is the name, age, position and a brief account of the business experience of each of our executive officers:

Name	Age	Position

Stuart M. Essig	47	President, Chief Executive Officer and Director
Gerard S. Carlozzi	53	Executive Vice President and Chief Operating Officer
John B. Henneman, III	47	Executive Vice President, Finance and Administration, and Chief Financial Officer
Judith E. O’Grady	58	Senior Vice President, Regulatory Affairs, Quality Assurance and Clinical Affairs, and Corporate Compliance Officer
Jerry E. Corbin	49	Vice President and Corporate Controller

STUART M. ESSIG is Integra’s President and Chief Executive Officer and a director. He joined Integra in December 1997. Before joining Integra, Mr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a managing director. Mr. Essig had ten years of broad health care experience at Goldman Sachs serving as a senior merger and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Mr. Essig also serves on the Board of Directors of St. Jude Medical Corporation and ADVAMED, the Advanced Medical Technology Association. From March 2005 until August 2008, he also served on the Board of Directors of Zimmer Holdings, Inc. Mr. Essig received an A.B. degree from the Woodrow Wilson School of Public and International Affairs at Princeton University and an M.B.A. and a Ph.D. degree in Financial Economics from the University of Chicago, Graduate School of Business.

GERARD S. CARLOZZI is Integra’s Executive Vice President and Chief Operating Officer, responsible for the Company’s global marketing, sales, manufacturing, distribution, logistics, customer service and research and development functions. Mr. Carlozzi joined Integra in 2003. Mr. Carlozzi had 25 years of high level management experience in the medical device industry prior to joining Integra. He was President, Chief Executive Officer and a director of Bionx Implants, a company focused on the development of novel biomaterial devices for various surgical specialties from 1999 to 2003. Prior to 1999, he held various management positions at Synthes North America, Acufex Microsurgical Inc. and Infusaid Inc. He received a B.S. degree and an M.B.A. from Northeastern University. Mr. Carlozzi also serves on the Board of Directors for a privately held company.

JOHN B. HENNEMAN, III is Integra’s Executive Vice President, Finance and Administration, and Chief Financial Officer. He is responsible for the Company’s finance department, including the accounting and financial reporting, budgeting, internal audit, tax, and treasury functions of the Company. In addition, he is responsible for regulatory affairs, corporate quality systems, clinical affairs, clinical education, business development, human resources, the law department, investor relations and the Integra Medical Instrument Group. Mr. Henneman has been our Executive Vice President since February 2003, was our Chief Administrative Officer from February 2003 until May 13, 2008 and was Acting Chief Financial Officer from September 6, 2007 until May 13, 2008. Mr. Henneman was our General Counsel from September 1998 until September 2000 and our Senior Vice President, Chief Administrative Officer and Secretary from September 2000 until February 2003. Mr. Henneman received an A.B. degree from Princeton University and a J.D. from the University of Michigan Law School.

JUDITH E. O’GRADY is Integra’s Senior Vice President of Regulatory Affairs, Quality Assurance and Clinical Affairs, and Corporate Compliance Officer. Ms. O’Grady joined Integra in 1985. Ms. O’Grady has worked in the areas of medical devices and collagen technology for over 20 years. Prior to joining Integra, Ms. O’Grady worked for Colla-Tec, Inc., a Marion Merrell Dow Company. During her career she has held positions with Surgikos, a Johnson & Johnson Company, and was on the faculty of Boston University College of Nursing and Medical School. Ms. O’Grady led the team that obtained the approval of the Food and Drug Administration (“FDA”) for INTEGRA® Dermal Regeneration Template, the first regenerative product approved by the FDA, and has led teams responsible for approvals of the Company’s other regenerative product lines as well as more than 600 FDA and international submissions. Ms. O’Grady received a B.S. degree from Marquette University and M.S.N. in Nursing from Boston University.

JERRY E. CORBIN is Integra’s Vice President and Corporate Controller. Mr. Corbin joined Integra in June 2006. Prior to joining Integra, Mr. Corbin held key finance positions in corporate accounting, sales and marketing and, most recently, research and development for Sanofi-Aventis and its predecessors from 1989 to 2006. Prior to that, he held management positions with Sigma-Aldrich Corporation and Edward D. Jones & Company and he gained his initial auditing experience with Arthur Andersen & Company. Mr. Corbin received a B.S. degree from Illinois State University and is a certified public accountant.

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP served as our independent registered public accounting firm for fiscal year 2008 and has been selected by the Audit Committee to serve in the same capacity for fiscal year 2009. The stockholders will be asked to ratify this appointment at the Meeting. The ratification of our independent registered public accounting firm by the stockholders is not required by law or our By-Laws. We have traditionally submitted this matter to the stockholders and believe that it is good practice to continue to do so.

If stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

During fiscal year 2008, PricewaterhouseCoopers LLP not only provided audit services, but also rendered other services, including tax compliance and planning services.

The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP and affiliated entities for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees and Tax Fees. The nature of the services provided in each such category is described following the table.

	Actual Fees
	2008	2007
	(In thousands)

Audit Fees	$4,441	$4,109	*
Audit-Related Fees	574	773
Total Audit and Audit-Related Fees	$5,015	$4,882
Tax Fees	171	194
Total Fees	$5,186	$5,076

*	Because of the extended time to complete the audit for 2007, a final bill in the amount of $304,000 was not included in the audit fees billed for 2007 that were disclosed in last year’s proxy statement. As such, this amount has been included in the 2007 audit fees in the table in this proxy statement.

The nature of the services provided in each of the categories listed above is described below:

Audit Fees — Consists of professional services rendered for the integrated audit of the consolidated financial statements of the Company, quarterly reviews, statutory audits, consents and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees — Consists of services related to an employee benefits plan audit, audits in connection with acquisitions, accounting consultations in connection with proposed acquisitions and consultations concerning financial accounting and reporting standards.

Tax Fees — Consists of tax compliance (review of corporate tax returns, assistance with tax audits, review of the tax treatment for certain expenses, extra-territorial income analysis and transfer pricing documentation for compliance purposes) and state, local and international tax planning and consultations with respect to various domestic and international tax planning matters.

No other fees were incurred to PricewaterhouseCoopers LLP during 2007 or 2008.

All services and fees described above were approved by the Audit Committee.

Pre-Approval of Audit and Non-Audit Services

Under the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent registered public accounting firm.

Management submits requests for approval in writing to the Audit Committee, which meets to discuss such requests and to approve or decline to approve the requests. Audit Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management.

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm.

The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be allowed to make a statement. Additionally, they will be available to respond to appropriate questions from stockholders during the Meeting.

Required Vote for Approval and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2009. Abstentions will not be voted and will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

The Audit Committee of the Board of Directors has adopted a resolution approving the appointment of PricewaterhouseCoopers LLP. The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This discussion supplements the more detailed information concerning executive compensation in the tables and narrative discussion that follow. This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers, who consist of our Chief Executive Officer, our Chief Financial Officer and three other executive officers, as determined under the rules of the SEC. For 2008, our named executive officers were:

•	Stuart M. Essig, our President and Chief Executive Officer;

•	John B. Henneman, III, our Executive Vice President, Finance and Administration, and Chief Financial Officer;

•	Gerard S. Carlozzi, our Executive Vice President and Chief Operating Officer;

•	Judith E. O’Grady, our Senior Vice President, Regulatory Affairs, Quality Assurance and Clinical Affairs, and Corporate Compliance Officer; and

•	Jerry E. Corbin, our Vice President and Corporate Controller.

The Compensation Committee of our Board of Directors plays a key role in designing and administering our executive compensation program. All principal elements of compensation paid to our executive officers are subject to the Compensation Committee’s approval. The report of the committee appears following this section.

Philosophy

We have designed our executive compensation program to attract, retain and motivate highly qualified executives and to align their interests with the interests of our stockholders. The ultimate goal of our program is to increase stockholder value by providing executives with appropriate incentives to achieve our business objectives. We seek to achieve this goal through a program that rewards executives for performance, as measured by both financial and non-financial factors. Our use of equity-based awards that vest over time also encourages our talented executives to remain in our employ. Executive officers are required to enter into non-competition or other restrictive covenants with us, a practice that we believe should limit the possibility of losing them to our closest competitors. We also encourage executives to act as equity owners through the stock ownership guidelines described later in this discussion.

Role of Executive Officers in Compensation Process

Our President and Chief Executive Officer provides significant input on the compensation, including annual merit adjustments and equity awards, of his direct reports and the other named executive officers. In addition, he attends meetings of the Compensation Committee. As discussed below under “Annual Review of Compensation,” the Compensation Committee approves the compensation of the named executive officers, taking into consideration the recommendations of our President and Chief Executive Officer.

Compensation Consultants

During 2008, Watson Wyatt & Company served as a consultant to the Compensation Committee in connection with a review of the Company’s 2003 Equity Incentive Plan and the extension of the Company’s employment agreements with Messrs. Essig, Carlozzi and Henneman. In addition, during 2008 and 2009, Watson Wyatt & Company served as a consultant to the Company in connection with the preparation of the Summary of Potential Payments table in this proxy statement. Watson Wyatt & Company was also called upon in 2007 and 2008 to provide consulting services to the Compensation Committee on the Compensation Discussion and Analysis part of the 2007 proxy statement and the 2008 proxy statement, respectively. In addition, Watson Wyatt & Company provided consulting services to the Committee in 2006 in connection with the establishment of our management incentive compensation plan.

Compensation of Other Companies

Our Compensation Committee considers the compensation practices of other companies in our industry. This consideration generally occurs in connection with our entering into employment or severance agreements with executive officers, rather than on an annual basis. The Committee generally considers market compensation of other companies in our industry when reviewing base salaries of our executives. Over the past several years, the list of companies (with current information publicly available today) has included Advanced Medical Optics, Inc., ArthroCare Corporation, Bio-Rad Laboratories, Boston Scientific Corporation, Cardinal Healthcare, ConMed Corporation, Cooper Industries Ltd., C.R. Bard, Cyberonics, Inc., Edwards Lifesciences Corporation, Haemonetics Corporation, Hologic, Inc., Johnson & Johnson, Medicis Pharmaceutical Corporation, Medtronic, Inc., Mentor Corporation, St. Jude Medical Corporation, Steris Corporation, Stryker Corporation, Wright Medical Group, Inc. and Zimmer Holdings, Inc. In addition, in 2008 the Committee reviewed competitive market data provided by Watson Wyatt & Company on two peer groups of companies, which included many of the companies listed above, in connection with the extension of the employment agreements with Messrs. Essig, Carlozzi and Henneman. See “2008 Employment Agreement or Severance Agreement Matters.” We do not target our executives’ base salaries or other compensation at a specific percentile of market salaries or any particular group of companies.

Elements of Compensation

In general, there are three major elements of our executive compensation program: (1) base salary, (2) annual incentives in the form of bonus and/or incentive compensation plan payments, cash bonuses, equity-based awards or a combination of the above and (3) long-term equity-based incentives in the form of stock options, restricted stock, performance stock and other forms of equity. The Compensation Committee reviews these elements of compensation on an annual basis.

Base Salaries

We use base salary as a recruiting and retention tool, and we recognize individual performance and responsibility through merit and promotional increases. Historically, we typically paid base salaries of executives at or below the 50th percentile of salaries for comparable positions or responsibilities at other medical device companies, based on the data obtained from published salary survey sources that we consulted and the proxy statements of the companies mentioned above and other peer-group companies that no longer are stand-alone companies. This decision was based, in part, upon the size of the Company, our historical lack of cash and our desire to use our available cash for acquisitions. In addition, we wanted to link managerial compensation to our stock performance and, as a growing company, to attract people with an entrepreneurial spirit and a long-term perspective. As we have grown, we have moved our compensation program towards a greater percentage of cash compensation — in terms of paying salaries closer to and, in some cases, above, the 50th percentile and paying a portion of annual bonuses in cash — to become more competitive with larger companies and companies in our geographic region. Nevertheless, because of current economic conditions, the Compensation Committee determined not to pay cash bonuses to our executives for 2008. The Compensation Committee reviews base salaries annually, but it does not automatically increase them if the Compensation Committee believes that other elements of compensation are more appropriate in light of our stated objectives or if increases are not warranted. We consider market factors, individual and Company performance, rate of inflation, responsibilities and experience when considering merit or promotion-related increases.

In addition, in determining salaries for 2008 for Messrs. Essig, Carlozzi and Henneman, the Compensation Committee considered the extent to which the Company achieved the goals assigned to these executives for 2007 and the extent to which the individuals contributed to the achievement of those goals. No weightings were assigned, as the Compensation Committee viewed the objectives in the aggregate, with emphasis on the qualitative goals. In addition, the Compensation Committee considered the Company’s long-term performance and overall accomplishments. See “Annual Review of Compensation” and “2008 Named Executive Officer Compensation — Base Salaries” below for additional information.

Annual Cash Incentives

Because our Company has grown and become recognized as a market leader in our industry, we need to pay more competitively to retain our top executives and attract new ones. Accordingly, we previously determined that we need to provide a greater percentage of cash compensation as a percentage of overall compensation. To move our compensation program towards providing a higher percentage of cash compensation, in 2006 we introduced cash bonuses and adopted the Integra LifeSciences Holdings Corporation Management Incentive Compensation Plan (the “MICP”) for a group of approximately twenty executives, not including the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, all of whom have bonus provisions in their employment agreements. These forms of compensation create annual incentive opportunities tied to objectives that are designed to help us achieve our short-term plans to grow the business and increase stockholder value.

Cash Bonuses.  We believe that setting performance-based target bonuses accomplishes the goal of creating annual incentives, and we further believe that this form of compensation is similar to what other companies offer based on publicly available information of companies in our industry. The employment agreements that we entered into with our President and Chief Executive Officer (Mr. Essig) and our Executive Vice Presidents (Mr. Carlozzi and Mr. Henneman) provide for annual cash bonuses equal to a targeted percentage of base salary. For 2008, the targeted amounts were 100% for Mr. Essig and 40% for Messrs. Carlozzi and Henneman. Rather than receiving similar cash bonuses, Ms. O’Grady and Mr. Corbin participate in the MICP, as described below. As discussed below under “Annual Review of Compensation,” the amount of the bonus that we will pay is based upon the satisfaction of performance objectives and is determined by the Compensation Committee, in its sole discretion. As discussed below, prior to 2006 and for 2008 the Committee determined not to award a cash bonus to Mr. Essig.

Our President and Chief Executive Officer and our Executive Vice Presidents do not participate in the MICP because their employment agreements, which were all entered into prior to the adoption of the MICP, provide for targeted cash bonuses. We believe that paying these executive officers a targeted bonus based on both qualitative and quantitative objectives without weightings or a formula, as opposed to only quantitative measures under the MICP, allows the Compensation Committee to have flexibility to judge the performance of these officers on a number of factors, such as leadership, executive and organizational development, the accomplishment of goals that were set during the year after the MICP performance goals are set, accounting management, and compliance and quality objectives.

When deciding cash bonuses paid in 2008 for Messrs. Essig, Carlozzi and Henneman, the Committee considered the extent to which the Company achieved the goals assigned to these executives for 2007 and the extent to which the individuals contributed to the achievement of those goals. No weightings were assigned, and the Committee viewed the objectives in the aggregate, with emphasis on the qualitative goals. See “Annual Review of Compensation” below.

Because of current economic conditions, the Committee determined not to pay cash bonuses to these executive officers for their 2008 performance.

Management Incentive Compensation Plan.  In August 2006, we adopted the MICP. The purpose of the MICP is to offer incentive compensation to key employees below the level of Executive Vice President by rewarding the achievement of corporate goals and measurable individual goals that are consistent with and support our overall corporate goals. Under the MICP, these key employees are eligible for an annual cash incentive award.

The Compensation Committee is charged with establishing the performance goals in making award opportunities to executive officers and other executives under the MICP. The Compensation Committee is responsible for establishing these performance goals and the amount of the target awards prior to the beginning of each year after a review of the factors it believes will be most important to our business over the coming year. The target award will be equal to a percentage of the officer’s base salary. The amount of the awards to be paid is conditioned upon our achievement of those targets. We may not make any payments if we fail to achieve a performance level of at least 90% of the target performance goal. We may increase the award by as much as 50% above the target award upon the approval of the MICP administrator (the Compensation Committee or, in the case of employees who are not executive officers, the head of our human resources department) based on the extent to which the level of achievement of the performance goals exceeds the target level for that performance period (to a maximum of 120% of the target performance goals).

The MICP allows the MICP administrator to select EBITDA and/or global sales as the performance measures. In addition, performance measures may relate to the participant’s attainment of other performance goals that are specified for such participant and may be weighted as to corporate and individual goals. Target performance goals are set at levels that are achievable in the opinion of the Compensation Committee, but at levels high enough so that the achievement of these levels would benefit the Company. For 2008, the performance measure was adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, as adjusted, in the discretion of the Compensation Committee, to account for any items that do not reflect our core operating performance. In addition, although we have not used individual performance goals for our executive officers under the MICP, the Company could reduce awards for individuals based on an assessment of the individual’s performance for 2008. However, because of current economic conditions, the Compensation Committee determined not to pay cash bonuses to any executive officers under the MICP for 2008, even though the Company substantially achieved the adjusted EBITDA goal. Participants do not have a contractual right to receive a bonus under the MICP.

Employees who participate in the MICP are entitled to receive discretionary cash bonuses in addition to their MICP awards. These additional bonuses are, however, reserved for extraordinary performance and may be granted in the sole discretion of the President and Chief Executive Officer, except that all such awards to executive officers require approval of the Compensation Committee. There is no limit on the amount of such bonuses. In general, the amount of MICP payments that these employees receive is taken into account in determining these bonus payments. However, because of current economic conditions, the Committee determined not to pay any non-MICP cash bonus to any executive officer.

Long-Term Equity-Based Incentives

We use stock options, restricted stock, performance stock and other equity equivalents to provide long-term incentives. These awards help us retain executives and align their interests with stockholders by setting multi-year vesting requirements and tying a significant portion of the compensation value to the value of our stock. Existing ownership levels are not a factor in award determination, because we do not want to discourage executives and other employees from holding significant amounts of our stock if they so choose.

We grant equity awards to employees in three situations: (1) upon their hiring or entering into new employment agreements or amendments extending such agreements, (2) in connection with annual performance reviews and (3) from time to time, to award certain employees who have been promoted or who achieved milestones or accomplished projects that benefit our Company.

With certain exceptions, we have historically used stock options with six-year terms that vested over a period of four years to provide incentives to members of management. Under the terms of Mr. Essig’s employment agreements, we have granted restricted stock units to Mr. Essig at the time he entered into new employment agreements and have made annual stock option grants with 10-year terms to him through 2007. In August 2008, we granted restricted stock units as well as stock options with a ten-year term to him in connection with the extension of his employment agreement. (See “2008 Employment Agreement and Severance Agreement Matters.”) In 2005 we began granting restricted stock to employees below the Executive Vice President rank, generally with a three-year “cliff” vesting in addition to options, and in 2006, we generally ceased granting options to our employees, except for Mr. Essig’s annual option grant through 2007 (which was required under his employment agreement), Mr. Henneman’s special option grant made in connection with his appointment as Chief Financial Officer and options granted for compensation of our Board of Directors. The three-year cliff vesting provides that no shares shall vest until the third anniversary of the grant, at which time all shares will vest. In April 2009, we granted restricted stock with annual vesting over three years to certain employees, including Mr. Corbin and Ms. O’Grady in connection with the Company’s 2008 performance, as well as their individual performance. We believe that restricted stock ties the value of employees’ equity compensation to our long-term performance. By granting restricted stock instead of stock options, we are able to issue fewer shares and conserve the amount of equity available under our equity incentive plans. In addition, stock options no longer receive favorable accounting treatment. Thus, we no longer enjoy the accounting benefit that stock options previously provided. Finally, we believe that the vesting over three years of restricted stock awards provides an effective retention tool.

In April 2008, we granted performance stock to Messrs. Carlozzi and Henneman in connection with the equity grants relating to their 2007 performance. These grants cover the performance period 2008-2010. The decision to grant performance stock was based on the reasons described above relating to the use of restricted stock, as well to tie their compensation to an important Company goal. The performance condition is that our revenues during any year of the performance period exceed revenues during the year prior to the performance period. If the performance condition is met, the shares covered by the grant are deliverable following the third anniversary of the date of grant, subject to continued employment.

In December 2008, we granted restricted stock units with annual vesting over two years to Messrs. Carlozzi and Henneman in connection with the extension of their employment agreements and as an award for 2008 performance. In December 2008, we granted restricted stock units with annual vesting over three years to Mr. Essig as an award for 2008 performance pursuant to the August 2008 amendment to his employment agreement. In addition, in April 2009, we granted restricted stock to Messrs. Carlozzi and Henneman in connection with the Company’s 2008 performance, as well as their individual performance, pursuant to the terms of an April 2009 amendment to their employment agreements. The awards vest 100% on March 15, 2010, subject to their continued employment.

In April 2007 and April 2008, we granted restricted stock with three-year cliff vesting to certain executives, including Mr. Corbin and Ms. O’Grady, in connection with the Company’s 2006 and 2007 performance, respectively, as well as their individual performance.

As described above under “Information Concerning Meetings and Committees,” the Compensation Committee has delegated authority for making equity awards to certain non-executive officer employees under the Approved Plans to a Special Award Committee, consisting of Mr. Essig. On an annual basis, the Compensation Committee establishes the aggregate number of awards that the Special Award Committee may make during the year.

We require all executive officers and substantially all U.S.-based employees to sign a non-competition agreement, or an employment or severance agreement with non-competition provisions, as a condition of receiving an equity award.

Perquisites

We provide our named executive officers with very few perquisites and other benefits not generally available to other employees. We also provide management-level employees with a corporate credit card not available to all employees, which includes an airport club membership benefit.

Annual Review of Compensation

We make key decisions regarding named executive officer compensation (salary increases, equity grants and bonus and MICP payments) in connection with our annual performance review process. The decisions regarding Mr. Essig’s compensation generally occur at the Compensation Committee meeting held each December. In addition, the Committee reviewed his performance prior to extending his employment agreement in August 2008. The Committee also reviewed the performance of Messrs. Carlozzi and Henneman prior to extending their respective employment agreements and approving restricted stock unit grants for each of them in December 2008. In April 2009, the Committee also considered their performance for 2008 when determining to grant restricted stock to Messrs. Carlozzi and Henneman in April 2009 in connection with an April 2009 amendment to their employment agreements. For fiscal year 2008, we completed our review process for other named executive officers in March 2009. We anticipate that we will adhere to a similar timetable for annual reviews in future years. We generally do not make equity grants to named executive officers other than Mr. Essig until after the end of the year. Thus, such grants do not appear in the Summary Compensation Table for the year in which cash compensation is reported.

In the fourth quarter of each year, Mr. Essig discusses with the Compensation Committee a proposed list of his performance objectives. These objectives, described below, cover financial and organizational matters. The financial measures include revenue, EBITDA, earnings and similar metrics. At the end of each year, Mr. Essig provides a self-evaluation of his performance, which the Compensation Committee reviews and discusses with him. The Committee then solicits input from the full Board of Directors and meets in executive session to discuss Mr. Essig’s performance and to determine his annual salary increase, bonus amount and equity-based grant. Mr. Essig’s targets and objectives are purposefully set to be aggressive and ambitious. As a result, the objectives are not meant to be a “check-the-box” chart pursuant to which the Company will award Mr. Essig a certain percentage of his contractually obligated salary increase, equity award or bonus based upon a percentage of the objectives achieved. Rather, they are meant to guide the members of the Compensation Committee as to what compensation awards are appropriate for Mr. Essig based upon his overall performance.

Messrs. Carlozzi and Henneman discussed a proposed list of their objectives for 2008 with Mr. Essig. The objectives, described below, relate to each named executive officer’s areas of responsibility and include achieving the year’s general operating plan performance levels. At the end of each year, Mr. Essig reviews the performance of these named executive officers, which includes evaluating whether they satisfied their performance objectives, solicits feedback from other employees, and makes recommendations to the Compensation Committee regarding their salary increases, bonus amounts and equity awards. Mr. Essig also evaluates the performance of the other named executive officers with their supervisors and makes similar recommendations to the Compensation Committee. The Compensation Committee then considers Mr. Essig’s recommendations in making its compensation determinations for these named executive officers.

For 2008, the quantitative goals for Messrs. Essig, Carlozzi and Henneman included achieving operating plan performance levels with particular emphasis on consolidated growth and profitability. The operating plan goals included achieving consolidated plan revenues of $635-$655 million, adjusted earnings per share of $2.00-$2.15 and adjusted EBITDA of $140-150 million (excluding the impact of FAS 123R expense). These quantitative goals were intended as “stretch” goals that would significantly benefit the Company. A goal of developing a five-year strategic plan with the following objectives also was provided: minimum revenue growth of 10-12% per year, minimum adjusted earnings per share growth of 15-20% and increased focus on divisional management. In addition, the following qualitative goals were assigned to these individuals:

•	leadership;

•	leveraging and maintaining high-quality relationships with the investment community and key customers;

•	keeping the Board informed and consulted on appropriate matters;

•	ensuring corporate governance and ethical responsibilities are met;

•	employee development;

•	business development;

•	aligning and motivating the organization;

•	recruiting high-quality executives and developing succession planning for critical positions;

•	supporting and guiding the strengthening of organization development and planning efforts;

•	maintaining corporate environment for continuous improvement;

•	supporting the development of business opportunities;

•	achieving operating synergies projected in operating plans;

•	improving diversity;

•	encouraging employee equity ownership;

•	reviewing and enhancing compliance programs;

•	improving the timeliness and effectiveness of the finance function (for Messrs. Essig and Henneman);

•	improving and enhancing commitment to quality systems;

•	continuing to enhance evaluation process by tying compliance initiatives with performance evaluations;

•	participating in the development of the industry and public policy positions and action plans;

•	progress in improving gross margin; and

•	progress in managing capital efficiently.

As indicated above, because of current economic conditions, the Committee determined not to pay cash bonuses to executive officers for 2008. The Compensation Committee reviewed corporate and individual performance against the 2008 goals described above for Messrs. Essig, Carlozzi and Henneman in determining the amount of restricted stock units to grant to each of them for 2008 performance, as well as the amount of restricted stock to grant to each of Messrs. Carlozzi and Henneman (instead of cash) for 2008 performance pursuant to an April 2009 amendment to their respective employment agreement. For 2008, the Company (i) achieved the consolidated plan revenues goal, (ii) achieved the adjusted earnings per share goal, and achieved the adjusted EBITDA goal of $140-150 million. In addition, the Committee considered the Company’s long-term performance and overall accomplishments. Further, the goal of developing the five-year strategic plan was achieved. In addition, the Committee reviewed the individual’s performance against the other goals described in the preceding paragraph. No weightings were assigned, and the Committee viewed the objectives in the aggregate, with special emphasis on the qualitative goals, particularly compliance, leadership, business development, employee development, progress in improving gross margin and progress in managing capital efficiently. As a result of the annual review, including a determination that a significant amount of achievement of the “stretch” goals had been met and the qualitative goals had been met or exceeded, the Committee determined that these individuals had met or achieved their 2008 objectives goals taken as a whole. The Committee considered the performance of the Company and the individuals against these goals when determining the 2009 salaries and equity grants for these individuals for 2008 performance.

In addition, during 2008, the Committee’s compensation decisions for Messrs. Carlozzi and Henneman reflected the Committee’s intent to provide the same level of compensation for them, reflecting similar responsibilities and individual performance (except with respect to the special option grant awarded to Mr. Henneman in connection with his appointment as Chief Financial Officer in 2008).

For 2008, the Committee’s decisions regarding the compensation of Ms. O’Grady and Mr. Corbin were intended to keep their compensation in line with the compensation of other Senior Vice Presidents and Vice Presidents, respectively, as well as to generally maintain their overall package consistent with that of prior years. In addition, such decisions recognized their individual performance.

Mr. Essig’s employment agreement provides that (1) we increase Mr. Essig’s salary by a minimum of $50,000 each year during the term of the agreement and (2) Mr. Essig be eligible for a cash target bonus that shall not be less than 100% of his base salary. In addition, his agreement provided (prior to an amendment to the agreement in August 2008) that we award Mr. Essig an annual stock option grant ranging from 100,000 to 200,000 shares of our common stock. When we extended Mr. Essig’s employment agreement in August 2008, we amended the agreement to provide that his annual equity-based grant be in the form of restricted stock units or performance stock, at the Compensation Committee’s discretion, and that the grant cover between 75,000 and 100,000 shares of common stock. (See “2008 Employment Agreement or Severance Agreement Matters.”) The compensation that we have paid to Mr. Essig has demonstrated a connection among these three compensation elements. We have increased Mr. Essig’s salary by the minimum amount during each year of his agreement through 2008. Prior to 2006, the Committee determined not to pay Mr. Essig a cash bonus because of our limited historical cash flow. Because of current economic conditions, the Committee determined not to pay Mr. Essig a cash bonus for 2008. For 2006 and 2007, the Committee awarded him 100% of his cash target bonus. In addition, we have awarded Mr. Essig the maximum amount of 200,000 stock options each year through 2007 and the maximum amount of 100,000 restricted stock units in 2008 pursuant to his employment agreement, owing primarily to his outstanding performance and the Company’s long-term performance, and partly due to the Company’s decisions regarding his salary increase and the Committee’s decision to not award him cash bonuses for many past years.

Historically, we have not used specific guidelines in making equity grants to our other executive officers. However, we have made equity grants with the objective of compensating our executive officers in a competitive manner, based on publicly available information on other companies, so as to retain their services, and we have considered the cash compensation that we pay to executive officers in setting the size of equity grants.

Equity Grant Practices

Equity grant decisions are made without regard to anticipated earnings or other major announcements by the Company. Historically, the Compensation Committee has approved the annual equity-based grants to Mr. Essig at its December meeting and generally approved the annual stock option or other equity-based grants to other management-level employees at a meeting held in the last quarter of the year. The Compensation Committee, however, approved (i) performance stock awards for 2007 for Messrs. Carlozzi and Henneman on January 17, 2008, effective April 1, 2008, (ii) restricted stock awards for 2007 for Ms. O’Grady and Mr. Corbin on February 26, 2008, effective April 1, 2008 and (iii) special restricted stock awards for 2008 for each of Messrs. Carlozzi and Henneman on April 13 2009, effective April 13, 2009. In each case, the awards were approved after our annual review process for those named executive officers was completed. We expect this timetable to continue.

The grant date of Mr. Essig’s annual stock option grants through 2007, restricted stock units award relating to the extension of his employment agreement in August 2008 and his annual equity-based compensation award in the form of restricted stock units granted in December 2008 pursuant to his employment agreement, entered into in July 2004, and subsequently amended in August 2008, has been the date the award was approved. In the case of his August 2008 stock option grant relating to the extension of his employment agreement, the Committee approved the grant in advance of the grant date. In the case of the restricted stock units granted to Messrs. Carlozzi and Henneman in December 2008, the Committee approved the grants on the date of the awards pursuant to the terms of the December 2008 amendments extending the terms of their employment agreements. In the case of the July 2008 special stock option grant made to Mr. Henneman in connection with his appointment as Chief Financial Officer, the Committee approved the grant in advance of the grant date. In general, the grant date for awards to other executive officers is either the date of the required approval or, for administrative convenience, the first business day of the month following the required approval. For example, the Compensation Committee designated April 2, 2007 as the grant date for the restricted stock and performance stock awards that the Compensation Committee approved on March 15, 2007. In addition, in order to maintain the same grant schedule for such officers in 2008, the Committee designated April 1, 2008 as the grant date for such awards that the Committee approved on January 17, 2008 and February 26, 2008. As we have moved from granting options to granting restricted stock and performance stock or restricted stock units, we expect grants to our named executive officers, other than annual equity-based grants to Mr. Essig pursuant to his employment agreement, to be made on the first business day of the month or quarter following Compensation Committee approval. The Special Award Committee approves and makes equity grants on the first business day of the month. We make equity grants to members of our Board of Directors on the date of our annual meeting of stockholders.

The exercise price of stock options is equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of grant. The Compensation Committee or Special Award Committee, as applicable, may set a higher exercise price for options granted to employees based outside the United States if our counsel advises that it is necessary or advisable to do so under the applicable country’s law. This practice with respect to setting stock option exercise prices is consistent with the terms of our equity incentive plans. The terms of these plans require that the exercise price of options granted under the plans be not less than the fair market value of our common stock on the date of grant. The plans define “fair market value” as the closing price of our common stock on the NASDAQ Global Select Market on the date of grant. In general, our 2003 Equity Incentive Plan provides that, without stockholder approval, no amendment may be made that would reprice outstanding awards.

2008 Employment Agreement or Severance Agreement Matters

In January 2008, we amended the employment agreements with Messrs. Carlozzi and Henneman to make minor changes to comply with Section 409A of the Internal Revenue Code (the “Code”) and to update treatment of insurance benefits following termination. In March 2008, we amended the employment agreement with Mr. Essig to make similar changes.

In January 2008 we entered into a new one-year severance agreement with Ms. O’Grady which included minor changes to comply with Section 409A of the Code and to update the treatment of insurance benefits following termination. In addition, the new agreement provides for a cash severance payment in the event of a termination of employment relating to a change in control of one times base salary (unlike her prior agreement which provided for a cash severance payment of 1.99 times the sum of her base salary and cash portion of the bonus payable for the year of termination).

In August 2008, we amended Mr. Essig’s agreement (the “Essig Amendment”) to extend the term of his employment, as President and Chief Executive Officer, until December 31, 2011 and provide for automatic one-

year extensions thereafter. Prior to extending the term of the employment agreement, the Committee engaged Watson Wyatt & Company to provide consulting services in connection with the terms of the Essig Amendment, including compiling market data on compensation of chief executive officers at peer groups approved in advance by the Committee. One group, consisting of similar-sized peers, included Steris Corp, Edwards Lifesciences Corp., Advanced Medical Optics Inc., Cooper Companies Inc, Hologic Inc, Inverness Medical Innovations, Haemonetics Corp., Wright Medical Group, Inc., American Medical Systems Holdings, Medicis Pharaceudical, Mentor Corp. and Arthrocare Corp. The second group, consisting of large company peers, included Cardinal Health Inc, Johnson & Johnson, Medtronic, Inc., Baxter international Inc., Covidien Ltd., Thermo Fisher Scientific Inc, Boston Scientific Corp., Becton Dickinson & Co., Stryker Corporation, Zimmer Holdings Inc., Genzyme Corp., St. Jude Medical Inc., and Bard (C.R.) Inc. The review included data on larger medical device companies because Integra is a growing company, and our executives may be attractive candidates for these or similar companies.

Prior to approving the terms of the Essig Amendment, the Committee reviewed the market data analysis developed by Watson Wyatt & Company, the proposed amount, form and rationale for salary, bonuses and equity-based awards, tax and accounting considerations, individual circumstances, succession planning considerations and process for developing the terms of the amendment.

The Essig Amendment provides that Mr. Essig was to receive grants of (i) 375,000 restricted stock units (“RSUs”) on the effective date of the Amendment (the “Initial RSU Award”); (ii) a non-qualified stock option (the “Option”) to purchase 125,000 shares of Company common stock (the “Shares”) to be granted on the first day on which the Company trading window was to open following the effective date of the Essig Amendment (the “Option Grant Date”) and (iii) annual grants during the term, commencing in December 2008, of between 75,000 and 100,000 RSUs or performance shares (the “Annual Award”).

Subject to Mr. Essig’s continued service with the Company, the Option vests as follows: 25% of the Shares vest on the first anniversary of the Option Grant Date and the remaining Shares vest monthly thereafter over the subsequent 36 months. In addition, the Option will vest in full upon the occurrence of any of the following: (i) termination of Mr. Essig’s employment by the Company without “Cause” or by Mr. Essig for “Good Reason,” (ii) a “Change in Control” of the Company, (iii) a “Disability Termination,” each as defined in the employment agreement, (iv) a termination of Mr. Essig’s employment upon non-renewal of the employment term by either party, or (v) Mr. Essig’s death (each, an “Acceleration Event”). The Option has a ten-year term.

The Initial RSU Award vested in full on the effective date of the grant, and the underlying shares will be deferred and delivered to Mr. Essig within the 30-day period immediately following the six-month anniversary of his separation from service.

Pursuant to the Amendment, the Annual Award may take the form of either (i) RSUs for between 75,000 and 100,000 (inclusive) shares of the Company’s common stock, or (ii) performance stock for between 75,000 and 100,000 (inclusive) shares of the Company’s common stock. The Compensation Committee will determine the form of the Annual Award in its sole discretion. For the 2008 Annual Award, the Committee determined to grant restricted stock units to Mr. Essig.

Any Annual Award of RSUs will vest, subject to Mr. Essig’s continued service with the Company, in three equal annual installments on the first three anniversaries of the grant date and will be subject to accelerated vesting upon the occurrence of an Acceleration Event. The shares underlying the vested RSUs covered by the Annual Award will be deferred and delivered to Mr. Essig within the 30-day period immediately following the six-month anniversary of his separation from service.

Any Annual Award of performance shares will be subject to both (A) annual time-based vesting through December 31, 2011, and (B) performance-based vesting if the Company’s sales in any calendar year during the three-year performance period exceed sales in the calendar year prior to such three-year performance period. The performance shares will only vest to the extent that both the time-based and performance-based conditions are satisfied (except in the event of a Change in Control of the Company). The time-based vesting condition will deemed satisfied in full upon a termination of Mr. Essig’s employment by the Company without “Cause,” by Mr. Essig for “Good Reason,” by reason of a “Disability Termination,” each as defined in the employment agreement, or Mr. Essig’s death, or upon a nonrenewal of the employment term by either party. In addition, the performance shares will vest in full upon a Change in Control of the Company that occurs during the performance period and prior to Mr. Essig’s termination of service. The vested performance shares will be delivered to Mr. Essig upon or within thirty days after vesting.

Each of the RSU grants and performance stock grants will also include certain dividend equivalent rights.

In December 2008, we amended the employment agreements for Messrs. Carlozzi and Henneman to extend the term of their agreements through January 4, 2011. Prior to extending the term of these employment agreements, the Committee engaged Watson Wyatt & Company to provide consulting services in connection with the terms of the amendments, including compiling market data on compensation of chief operating officers and chief financial officers at the same peer groups approved in advance by the Committee for review in connection with the extension of Mr. Essig’s employment agreement.

The Committee used a similar process in reviewing and determining the terms of the amendments to extend the term of the employment agreements for Messrs. Carlozzi and Henneman as it had used when reviewing and determining the terms of the amendment to extend the term of the employment agreement with Mr. Essig. Prior to approving these amendments, the Committee reviewed the market data analysis developed by Watson Wyatt & Company, the proposed size, form and rationale for salaries, bonuses, equity-based awards, tax and accounting considerations, unique circumstances, succession planning considerations and process for developing the terms of the amendments.

The December 2008 amendments to the employment agreements with Messrs Carlozzi and Henneman provide that both Mr. Carlozzi and Mr. Henneman will receive (i) a base salary of $475,000 for 2009 and $500,000 for 2010, (ii) an annual bonus opportunity for each of 2009 and 2010 equal to 50% of annual base salary and (iii) 88,877 restricted stock units to be granted on December 18, 2008, of which 83,846 units represent the signing equity-based award and 5,031 units represent the equity-based award for 2008 performance. The restricted stock unit grants for each executive, subject to the executive’s continued service with the Company, vests in two equal annual installments on the first two anniversaries of the grant date and are subject to accelerated vesting upon the occurrence of any of the following: (i) termination of the executive’s employment by the Company without “Cause” or by the executive for “Good Reason,” (ii) a “Change in Control” of the Company, (iii) a “Disability Termination,” each as defined in the employment agreements, or (iv) the executive’s death. The shares underlying the units will be paid out within the 30-day period immediately following the six-month anniversary after the executive’s separation from service with the Company.

The restricted stock unit grants include certain dividend equivalent rights.

See “2009 Employment Agreement Matters,” “Post Employment Arrangements” and “Executive Compensation — Potential Payments under Termination or Change in Control” for additional information.

2009 Employment Agreement Matters

Because of current economic conditions, in April 2009, we amended the employment agreements with Messrs. Essig, Henneman and Carlozzi to provide that, effective for the period commencing on the first day of the first full pay period of the Company on or after April 13, 2009 and ending on December 31, 2009, their 2009 annual base salary would be reduced to their respective 2008 annual base salary level; however, the salary reductions would not affect the calculation of severance payments, awards for 2009 performance or 2010 salary amounts. In addition, the amendments for Messrs. Carlozzi and Henneman provide that the Company will grant each of them for 2008 performance restricted stock equal in value to $180,000 (40% of their 2008 base salary) in recognition that no cash bonuses of equal value were awarded to them for 2008 performance. These grants vest 100% on March 15, 2010. Further, because the Company currently does not expect to pay cash bonuses for executives for 2009, the amendments for each of Messrs. Essig, Carlozzi and Henneman provide for the opportunity for each of them to earn grants of restricted stock for 2009 performance (instead of cash) equal in value to $650,000 for Mr. Essig (i.e., his 2009 salary before reduction) and $237,500 for each of Messrs. Carlozzi and Henneman (i.e., 50% of their 2009 salary before reduction). If awarded, these grants would vest 100% on December 31, 2010.

Post-Employment Arrangements

We have entered into employment agreements with our President and Chief Executive Officer and our Executive Vice Presidents. The employment agreements provide for payments if we were to terminate them other than for cause and if the executive terminates his employment for good reason, and provide for additional payments if the executive’s employment is terminated under these circumstances following a change in control.

In 2006, we began replacing the employment agreements that we had entered into with two Senior Vice Presidents with severance agreements that provide for payment to the officers under fewer scenarios than provided for under the employment agreements. In January 2007, we entered into a severance agreement with Ms. O’Grady that replaced the employment agreement that we had entered into with her in 2003. Following the expiration of that severance agreement, in January 2008, we entered into a new one-year severance agreement with Ms. O’Grady. Ms. O’Grady’s severance agreement provides for a payment if, following a change in control, we terminate her employment other than for cause or she terminates her employment with us for “good reason” (as defined in her agreement). Our movement from employment agreements to severance agreements reflects our philosophy that it is in the best interest of our stockholders to limit the number of employees who receive termination payments outside a change-in-control event. As a result of this change, the only named executive officers who have employment agreements that provide for termination payments outside a change in control are our President and Chief Executive Officer and our two Executive Vice Presidents, and only a limited number of U.S.-based employees are parties to agreements that provide for such payments.

We do not have a severance agreement with Mr. Corbin.

In 2006, we amended Mr. Essig’s employment agreement to provide for change-in-control benefits. Mr. Essig’s employment agreement entered into in 2004 provided that on a change in control all stock options would vest and become exercisable through their original expiration date and all restricted stock units would vest and be distributed on the date of the change in control. Mr. Essig’s employment agreement also provided for a full gross-up payment to cover excise taxes under Section 280G of the Internal Revenue Code. We included change-in-control benefits in the employment agreement we entered into with our Executive Vice Presidents in late 2005 and early 2006, and our Compensation Committee determined that it was appropriate to amend Mr. Essig’s employment agreement to provide similar benefits.

The 2006 amendment provides Mr. Essig with change-in-control benefits that are in addition to the benefits provided currently in the initial agreement. Specifically, if within 18 months following a change in control (i) we terminate Mr. Essig’s employment for a reason other than death, disability or cause, (ii) Mr. Essig terminates his employment for good reason or (iii) we do not extend Mr. Essig’s employment agreement after a change in control, Mr. Essig will be entitled to additional severance benefits.

In January 2008, we amended the employment agreements with Messrs. Carlozzi and Henneman to make minor changes for compliance with Section 409A of the Code and to update our post-termination insurance benefit provisions. In March 2008, we made similar changes to the employment agreement with Mr. Essig. In January 2008, we entered into a new severance agreement with Ms. O’Grady to make similar changes and to change the cash severance amount for termination because of a change in control to one times base salary.

In August 2008, we amended the employment agreement with Mr Essig, including extending the term thereof. In addition, in December 2008, we amended the employment agreements with Messrs. Carlozzi and Henneman, including extending the term thereof. In addition, the amendments to the agreements with Messrs. Carlozzi and Henneman deleted the prior provision for cash severance and certain other benefits upon a nonrenewal of the employment agreements.

Details of the severance provisions are described in “Potential Payments Upon Termination of Change in Control.”

See “2008 Employment Agreement and Severance Agreement Matters” above for additional information.

2008 Named Executive Officer Compensation

Base Salaries

In December 2007 for Mr. Essig, in January 2008 for Messrs. Henneman and Carlozzi, and in March 2008 for the other named executive officers, the Compensation Committee approved the following base salaries, for the named executive officers for 2008:

		Percentage
Name	2008 Base Salary	Increase from 2007

Stuart M. Essig	$600,000	9.1%
John B. Henneman, III	$450,000	7.1%
Gerard S. Carlozzi	$450,000	7.1%
Judith E. O’Grady	$244,400	4.0%
Jerry E. Corbin	$231,000	10.0%

The salary change for Mr. Essig was effective January 1, 2008. The increases for the other named executive officers were effective March 3, 2008. The increase in Mr. Essig’s salary from $550,000 to $600,000 was the minimum required under his employment agreement. The salary percentage increases for Mr. Carlozzi, Mr. Henneman, Ms. O’Grady and Mr. Corbin were in line with those of our other named executive officers and reflected an assessment of their individual performance and job responsibilities. See “Elements of Compensation — Base Salaries” above.

Management Incentive Compensation Plan Awards and Payments

For 2008, the performance objective under the MICP for Ms. O’Grady and Mr. Corbin, our named executive officers who participate in the MICP, was $150 million of adjusted EBITDA. Adjusted EBITDA was defined as net income before interest, taxes, depreciation and amortization, as adjusted, in the discretion of the Compensation Committee, to account for any items that do not reflect our core operating performance. However, because of current economic conditions, for this performance period, the Compensation Committee determined not to award cash bonus payments to participants under the MICP, including Ms. O’Grady and Mr. Corbin.

Annual Bonus Payments

Mr. Essig’s employment agreement provides that he shall be eligible for a cash bonus that shall not be less than 100% of his base salary. Prior to 2006, the Committee determined not to award Mr. Essig a cash bonus because of our limited cash flow. For 2008, the Committee determined not to award a cash bonus to Mr. Essig because of current economic conditions.

A target bonus of 40% of base salary for 2008 is provided in the employment agreements to which Mr. Carlozzi and Mr. Henneman are parties. Because of current economic conditions, the Compensation Committee determined not to pay cash bonuses to these executives for 2008.

Equity Awards

In July 2008, we granted to Mr. Henneman ten-year nonqualified stock options to acquire 50,000 shares of our common stock in connection with his appointment as Chief Financial Officer. The grant vests with respect to 25% of the shares on December 31, 2008 and thereafter with respect to 1/36 of the remaining shares on the first business day of each following month.

In August 2008, we granted to Mr. Essig 375,000 fully vested restricted stock units in connection with the August 2008 amendment to his employment agreement, which extended the term of his employment agreement through December 2011. The underlying shares will be deferred and delivered to Mr. Essig within the 30-day period immediately following the six-month anniversary of his separation from service from the Company. In addition, in August 2008, we granted to Mr. Essig ten-year non-qualified stock options to purchase 125,000 shares of our common stock in connection with the extension of the term of his employment agreement. The options vest with respect to 25% of the shares on the first anniversary of the date of grant and thereafter with respect to 1/36 of the remaining shares on the first business day of each following month.

Mr. Essig’s employment agreement, as amended in August 2008, provides that we shall award him an annual equity-based award in the form of restricted stock units or performance stock ranging from 75,000 to 100,000 shares of our common stock. In December 2008, we granted 100,000 restricted stock units to Mr. Essig. The award vests in three annual equal installments on the first, second and third anniversaries of the grant date. The underlying shares will be deferred and delivered to Mr. Essig within the 30-day period immediately following the six-month anniversary of his separation from service. In determining to grant the maximum amount for the annual equity-based award, the Committee considered Mr. Essig’s 2008 performance, the extent of the Company’s achievement of 2008 objectives, the Company’s long-term performance, the Committee’s determination not to grant him a cash bonus for 2008, the amount of his salary increase and other factors. See “Annual Review of Compensation” above.

Pursuant to the terms of their employment agreements, as amended in December 2008 and April 2009, in December 2008 and April 2009, we granted 5,031 restricted stock units (representing 40% of their 2008 base salary) and 7,813 shares of restricted stock (representing 40% of their 2008 base salary), respectively, to each of Messrs. Henneman and Carlozzi for their 2008 performance. These amounts reflect the Committee’s intent to maintain their overall compensation package consistent with that of prior years and takes into consideration the lack of a cash bonus for 2008. See “Annual Review of Compensation” above. Because the April 2009 grants were made in 2009, they do not appear in the Summary Compensation Table or the Grants of Plan Based Awards table. Because no cash bonuses were paid to Messrs. Henneman and Carlozzi for 2008, as described above, the Committee did not follow its prior practice of paying them half of their bonus in cash and half in equity-based compensation. The Committee made this change because of current economic conditions. In December 2008, we granted each of them 83,846 restricted stock units in connection with the extension of the term of their employment agreements until January 4, 2011. The December 2008 restricted stock unit awards vests in two equal installments on the first and second anniversaries of the respective grant date. The shares underlying these restricted stock unit awards will be deferred and delivered to them within the 30-day period immediately following the six-month anniversary of their respective separation from service from the Company. The April 2009 restricted stock grants vest 100% on March 15, 2010. Because these grants were made in 2009, they do not appear in the Summary Compensation Table or the Grants Of Plan Based Awards table.

In April 2009, we granted restricted stock having a grant date value equal to $146,657 to Ms. O’Grady and restricted stock having a grant date value equal to $150,168 to Mr. Corbin for their 2008 performance. These amounts reflect the Committee’s intent to maintain their overall compensation package consistent with that of prior years and takes into consideration the lack of a cash bonus for 2008. See “Annual Review of Compensation” above. Because these grants were made in 2009, they do not appear in the Summary Compensation Table or the Grants of Plan Based Awards table.

In April 2008, we granted restricted stock having a grant date value equal to $100,000 to each of Ms. O’Grady and Mr. Corbin for their 2007 performance. We granted performance stock having a grant date value equal to $168,000 to each of Mr. Carlozzi and Mr. Henneman pursuant to their employment agreement and for their 2007 performance. See “Annual Review of Compensation” above. The performance goal of the performance stock was that our sales in any calendar year during the performance period of January 1, 2008 and ending December 31, 2010, shall be greater than consolidated sales in calendar year 2007. These named executive officers will receive the shares of common stock underlying the performance stock promptly following December 31, 2009, since the performance goal has been met. Because these grants were made in 2008, they are shown in the Summary Compensation Table and the Grants Of Plan Based Awards table for 2008.

Compensation Plan Changes Effective in 2008

Management Incentive Compensation Plan

In January 2008, we amended the MICP to provide more flexibility in its administration, commencing with the 2008 performance period. The MICP administrator may establish the target award percentage for individuals, but in no event may the percentage exceed 50% of base salary. In addition, the MICP administrator may increase or decrease awards by up to 100% from the formula-determined amount, based on an assessment of the individual’s performance.

2003 Equity Incentive Plan

In July 2008, we adopted an Amended and Restated 2003 Equity Incentive Plan, which was approved by our stockholders. These amendments provided a one million share limit on the number of shares of common stock that may be issued pursuant to awards that may be granted to any individual under the plan in any calendar year. This change was intended to provide us with more flexibility in granting awards under the plan that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and, therefore, allow us to deduct certain compensation paid to certain executives. These amendments also made other technical changes to the plan. In addition, we adopted amendments, approved by our stockholders, that increased the amount of common stock that may be issued or awarded under the plan by 750,000 shares. This change was intended to provide us with additional shares under the plan for the grant of stock-based awards to our executives and other employees, thereby linking their compensation to the value of our stock and providing a mix of compensation elements in their overall pay packages.

Stock Ownership Guidelines for Executive Officers

Our executive officers must meet the stock ownership guidelines that the Board of Directors has established in order to align their interests more closely with those of our stockholders. The Nominating and Corporate Governance Committee oversees compliance with these guidelines and periodically reviews them. The guidelines require executive officers, including the named executive officers, to own shares with an aggregate value equal to the executive’s base salary. Vested shares of restricted stock and vested restricted stock units may be included to determine whether the required ownership interest has been met. Directors and executive officers have five years from the later of February 23, 2006 and the date of their election or appointment as directors or officers to attain this ownership threshold. We have approved procedures by which every executive officer must obtain clearance prior to selling any shares of our common stock, in part to ensure no officer falls out of compliance with the stock ownership guidelines.

In addition, our policies prohibit our employees from selling our stock “short” or otherwise speculating that the value of our stock will decline through the use of derivative securities. Such derivative transactions include writing “uncovered” call options or the purchase of put options. Buying our securities on margin is also prohibited. In addition, our policies also prohibit the frequent buying and selling of our stock to capture short-term profits.

Tax Considerations

Section 162(m).  Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers to $1,000,000 per year unless the compensation qualifies as performance-based. The Compensation Committee’s policy is to take into account Section 162(m) in establishing compensation of our executives. The deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive’s exercise of previously granted awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to the amount that is deductible under Section 162(m) of the Code. For example, the sum of Mr. Essig’s salary and target bonus for each of 2007 and 2008, respectively, exceeds $1,000,000.

Section 409A.  In 2006 and 2007, we reviewed the effect that Section 409A to the Internal Revenue Code could have on existing arrangements with our executive officers. Following our review in 2006, we entered into amendments to the agreements governing the restricted stock unit grants made in 2000 and 2004 to Mr. Essig in an attempt to be in compliance with the requirements of Section 409A of the Code. Following the issuance of further guidance from the Internal Revenue Service, our review in 2007 resulted in our entering into amendments to certain employment agreements and equity award agreements with Messrs. Essig, Carlozzi and Henneman in order to comply with the Section 409A requirements. In addition, the severance agreement entered into with Ms. O’Grady in January 2008 reflects certain minor changes made to comply with these requirements.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis prepared by management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis prepared by management be included in this Proxy Statement.

The Compensation Committee of the
Board of Directors

KEITH BRADLEY (CHAIR)
THOMAS J. BALTIMORE, JR.
NEAL MOSZKOWSKI

Summary Compensation Table

The following table sets forth information regarding compensation paid to our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers based on total compensation earned during 2008.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards(1)	Awards(1)	Compensation(2)	Earnings	Compensation(3)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Stuart M. Essig	2008	600,000	—	18,004,129	3,913,631	—	—	3,875	22,521,635
President and Chief	2007	550,000	—	—	3,421,373	550,000	—	3,875	4,525,248
Executive Officer	2006	500,000	—	—	2,531,090	500,000	—	3,750	3,534,840
John B. Henneman, III	2008	444,808	—	1,336,287	541,724	—	—	3,875	2,326,694
Executive Vice President,	2007	420,000	—	1,233,430	617,287	168,000	—	3,875	2,442,592
Finance and Administration, and Chief Financial Officer(4)	2006	420,000	—	1,169,462	785,907	168,000	—	3,750	2,547,119
Gerard S. Carlozzi	2008	444,808	—	1,336,287	415,472	—	—	—	2,196,567
Executive Vice President	2007	416,538	—	1,233,430	878,020	168,000	—	—	2,695,988
and Chief Operating Officer	2006	400,000	—	1,169,462	973,568	160,000	—	—	2,703,030
Judith E. O’Grady	2008	242,773	—	123,924	75,144	—	—	3,875	445,716
Senior Vice President,	2007	234,135	—	87,260	155,088	69,619	—	3,875	549,977
Regulatory Affairs, Quality Assurance and Clinical Affairs, and Corporate Compliance Officer	2006	227,577	—	37,411	167,828	44,112	—	3,750	480,678
Jerry E. Corbin	2008	227,365	—	82,038	—	—	—	3,875	313,278
Vice President and	2007	207,058	—	48,388	—	51,844	—	3,875	311,165
Corporate Controller(5)	2006	97,242	—	6,320	—	32,191	—	1,821	137,574

(1)	The amounts in Columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R of awards pursuant to the Company’s equity incentive plans and therefore may include amounts from awards granted in 2008 and prior periods. Assumptions used in the calculation of these amounts for awards granted in fiscal years ended December 31, 2008, 2007, and 2006 are included in Note 2, Summary of Significant Accounting Policies, in the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in Item 15 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on March 3, 2009. The amounts in Columns (e) and (f) also include the effect of previous year grants to the extent the vesting occurred in the periods reflected. The assumptions for those grant years were reported in the Company’s applicable Annual Reports on Form 10-K. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	The amounts in column (g) reflect cash awards earned under the MICP and/or as a discretionary bonus or pursuant to employment agreements. No cash awards were made under the MICP or pursuant to employment agreements to the named executive officers for 2008 performance. See “— Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Incentives” for more information.

(3)	The amounts in this column consist of matching contributions made by the Company under the Company’s 401(k) plan. The aggregate amount of perquisites and other personal benefits for each named executive officer was less than $10,000.

(4)	Mr. Henneman was appointed Acting Chief Financial Officer on September 6, 2007 and Chief Financial Officer on May 13, 2008.

(5)	Mr. Corbin joined the Company in June 2006 as Vice President and Corporate Controller.

Grants Of Plan Based Awards

The following table presents information on annual incentive opportunities granted under the MICP and equity awards granted under the Company’s 2003 Equity Incentive Plan.

All Other	All Other	Grant
Stock	Option	Date
Awards:	Awards:	Exercise	Fair
Estimated Future Payouts	Estimated Future Payouts	Number of	Number of	or Base	Value of
Under Non-Equity	Under Equity	Shares of	Securities	Price of	Stock and
Date of	Incentive Plan Awards(1)	Incentive Plan Awards(2)	Stock or	Underlying	Option	Option
Grant	Comp.	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Options	Awards	Awards(4)
Name	Date	Committee	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	Action	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Stuart M. Essig	12/18/08	12/18/08	—	—	—	—	—	—	100,000	(5)	—	—	3,578,000
8/14/08	8/6/08	(6)	—	—	—	—	—	—	—	125,000	(7)	48.82	2,359,913
8/6/08	8/6/08	(6)	—	—	—	—	—	—	375,000	(8)	—	—	17,962,500
1/2/08	7/21/04	(9)	—	600,000	—	—	—	—	—	—	—	—
John B. Henneman, III	12/18/08	12/18/08	(6)	—	—	—	—	—	—	88,877	(10)	—	—	3,180,019
7/1/08	6/2/08	—	—	—	—	—	—	—	50,000	(11)	44.63	870,420
4/1/08	1/17/08	—	—	—	—	3,855	—	—	—	—	168,001
1/2/08	12/19/05	(9)	—	180,000	—	—	—	—	—	—	—	—
Gerard S. Carlozzi	12/18/08	12/18/08	(6)	—	—	—	—	—	—	88,877	(10)	—	—	3,180,019
4/1/08	1/17/08	—	—	—	—	3,855	—	—	—	—	168,001
1/2/08	12/19/05	(9)	—	180,000	—	—	—	—	—	—	—	—
Judith E. O’Grady	4/1/08	2/26/08	—	—	—	—	—	—	2,295	—	—	100,016
1/2/08	1/17/08	54,990	73,320	109,980	—	—	—	—	—	—	—
Jerry E. Corbin	4/2/08	2/26/08	—	—	—	—	—	—	2,295	—	—	100,016
1/2/08	1/17/08	43,313	57,750	86,625	—	—	—	—	—	—	—

(1)	The amounts shown in these columns represent each executive’s annual incentive opportunity under the MICP or pursuant to an employment agreement. See “— Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Incentives” for more information regarding the MICP and applicable employment agreement. The “Target” is calculated by multiplying the officer’s base salary by the executive’s target award percentages provided in the applicable employment agreement for Messrs. Essig, Henneman and Carlozzi and under the MICP for Ms. O’Grady and Mr. Corbin. Under the MICP, the “Maximum” is calculated by multiplying the “Target” by 150%. The “Threshold” shows the amount payable if the performance goals under the MICP are achieved at the minimum required 90% level. Although the amounts shown represent annual incentive opportunities for 2008 for the named executive officers, the Compensation Committee determined not to award cash bonuses to the executive officers for 2008.

(2)	The amounts shown in these columns represent shares of performance stock granted under the Company’s 2003 Equity Incentive Plan. See “— Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a description of the material terms of these performance stock awards.

(3)	The amounts shown in this column represent shares of restricted stock or restricted stock units granted under the Company’s 2003 Equity Incentive Plan. See “— Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a description of the material terms of these restricted stock and restricted stock unit awards.

(4)	This column reflects the full grant date fair value of the restricted stock, restricted stock units, performance stock and stock options under FAS 123R granted to each named executive officer in 2008. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s vesting schedule. For restricted stock, restricted stock units and performance stock, fair value is calculated using the closing price of the Company’s common stock on the grant date noted. For the stock options granted to Messrs. Essig and Henneman, fair value is calculated using the binomial distribution value on the grant date. The fair value shown for stock awards, restricted stock unit awards and option awards are accounted for in accordance with FAS 123R. For additional information on the valuation assumptions, refer to Note 2 of the Company’s financial statements in Item 15 of the Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on March 3, 2009. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be recognized by the named executive officers.

(5)	This grant of restricted stock units represents the annual equity-based award for Mr. Essig. The grant vests in three equal annual installments, beginning on the first anniversary of the date of grant. Subject to certain conditions, the shares will be delivered within 30 days following the first business day immediately following the six-month period after the date of Mr. Essig’s separation of service.

(6)	The Compensation Committee approved the terms of the amendment to the executive’s employment agreement, including the terms of these grants, on this date.

(7)	This amount represents the stock option grant awarded to Mr. Essig in connection with the extension of his employment agreement. Twenty-five percent of the award vests one year after the date of grant and the remaining 75% vests monthly thereafter over 36 months. The option has a term of 10 years.

(8)	This grant of restricted stock units represents an award made to Mr. Essig in connection with the extension of his employment agreement. The shares will be delivered within 30 days following the first business day immediately following the six-month period after the date of Mr. Essig’s separation of service. This grant was fully vested at the time of grant.

(9)	The Compensation Committee approved the terms of the executive’s employment agreement, including the bonus opportunity, on this date.

(10)	This grant of restricted stock units represent an award of 83,846 restricted stock units made in connection with the extension of the executive’s employment agreement and an award of 5,031 restricted stock units for 2008 performance. The grant vests in two equal installments on the first two anniversary dates of the date of grant. Subject to certain conditions, the shares will be delivered within 30 days following the first business day immediately following the six-month period after the date of the executive’s separation of service.

(11)	This amount represents the stock option grant awarded to Mr. Henneman in connection with his appointment as Chief Financial Officer. Twenty-five percent of the award vests on December 31, 2008 and the remaining 75% vests monthly thereafter over 36 months. The option has a term of 10 years.

Outstanding Equity Awards At Fiscal Year-End

The following table presents information with respect to outstanding equity awards as of December 31, 2008.

	Option Awards(1)				Stock Awards
											Equity
											Incentive
									Equity		Plan
									Incentive		Awards:
									Plan		Market or
									Awards:		Payout
							Market		Number of		Value of
	Number of	Number of			Number		Value of		Unearned		Unearned
	Securities	Securities			of Shares		Shares or		Shares, Units		Shares, Units
	Underlying	Underlying			or Units		Units of		or Other		or Other
	Unexercised	Unexercised	Option		of Stock That		Stock		Rights		Rights
	Options	Options	Exercise	Option	Have Not		That Have		That Have		That Have
	(#)	(#)	Price(2)	Expiration	Vested		Not Vested(3)		Not Vested		Not Vested(4)
Name	Exercisable	Unexercisable	($)	Date	(#)		($)		(#)		($)
(a)	(b)	(c)	(e)	(f)	(g)		(h)		(i)		(j)

Stuart M. Essig	282,086	—	11.00	12/22/2010	—		—		—		—
	25,000	—	28.78	01/02/2010	—		—		—		—
	200,000	—	34.49	12/17/2014	—		—		—		—
	250,000	—	31.38	07/27/2014	—		—		—		—
	150,000	50,000	35.57	12/19/2015	—		—		—		—
	100,000	100,000	42.53	12/19/2016	—		—		—		—
	50,000	150,000	40.34	12/18/2017	—		—		—		—
	—	—	—	—	—	(5)	—	(5)	—		—
	—	125,000	48.82	08/14/2018	—		—		—		—
	—	—	—	—	—		—		100,000	(6)	3,557,000

	Option Awards(1)				Stock Awards
										Equity
										Incentive
								Equity		Plan
								Incentive		Awards:
								Plan		Market or
								Awards:		Payout
							Market	Number of		Value of
	Number of	Number of			Number		Value of	Unearned		Unearned
	Securities	Securities			of Shares		Shares or	Shares, Units		Shares, Units
	Underlying	Underlying			or Units		Units of	or Other		or Other
	Unexercised	Unexercised	Option		of Stock That		Stock	Rights		Rights
	Options	Options	Exercise	Option	Have Not		That Have	That Have		That Have
	(#)	(#)	Price(2)	Expiration	Vested		Not Vested(3)	Not Vested		Not Vested(4)
Name	Exercisable	Unexercisable	($)	Date	(#)		($)	(#)		($)
(a)	(b)	(c)	(e)	(f)	(g)		(h)	(i)		(j)

John B. Henneman, III	20,000	—	22.78	04/07/2009	—		—	—		—
	5,000	—	32.39	11/03/2009	—		—	—		—
	25,000	—	28.78	01/02/2010	—		—	—		—
	20,000	—	32.32	06/01/2010	—		—	—		—
	25,000	—	35.52	11/15/2010	—		—	—		—
	7,187	313	38.72	02/01/2011	—		—	—		—
	75,000	25,000	30.25	07/26/2011	—		—	—		—
	12,500	37,500	44.63	7/1/2018	—		—	—		—
	—	—	—	—	—		—	4,366	(7)	155,299
	—	—	—	—	—		—	—	(8)	—
	—	—	—	—	—		—	3,855	(9)	137,122
	—	—	—	—	—		—	88,877	(10)	3,161,355
Gerard S. Carlozzi	2,084	—	35.52	11/15/2010	—		—	—		—
	625	313	38.72	02/01/2011	—		—	—		—
	—	25,000	30.25	07/26/2011	—		—	—		—
	—	—	—	—	—		—	4,366	(7)	155,299
	—	—	—	—	—		—	—	(8)	—
	—	—	—	—	—		—	3,855	(9)	137,122
	—	—	—	—	—		—	88,877	(10)	3,161,355
Judith E. O’Grady	1,041	—	32.39	11/03/2009	—		—	—		—
	15,000	—	28.78	01/02/2010	—		—	—		—
	5,000	—	32.32	06/01/2010	—		—	—		—
	2,250	—	32.02	11/01/2010	—		—	—		—
	15,000	—	35.52	11/15/2010	—		—	—		—
	5,625	1,875	33.48	11/01/2011	—		—	—		—
	—	—	—	—	7,189	(11)	255,713	—		—
Jerry E. Corbin	—	—	—	—	6,385	(12)	227,114	—		—

(1)	For option awards made to Mr. Essig and option awards made to other officers prior to July 26, 2005, 25% of the award vests one year after the grant date and the remaining 75% vests monthly thereafter over 36 months. Option awards made on or after July 26, 2005 to employees other than Mr. Essig and other than the option granted to Mr. Henneman in 2008 with an exercise price of $44.63, vest in four equal annual installments beginning on the first anniversary of the grant date. All options issued to Mr. Essig and the option issued to Mr. Henneman in 2008 with an exercise price of $44.63 have a term of 10 years. Options issued to other officers have a term of six years.

(2)	The option exercise price is equal to the closing price of our common stock as reported by the NASDAQ Global Select Market on the date of grant.

(3)	Market value is calculated by multiplying the number of shares in column (g) by $35.57, the closing price of the Company’s common stock as reported by the NASDAQ Global Select Market on December 31, 2008.

(4)	Market value is calculated by multiplying the number of shares in column (i) by $35.57, the closing price of the Company’s common stock as reported by the NASDAQ Global Select Market on December 31, 2008.

(5)	750,000 shares and 375,000 shares of common stock underlying restricted stock units granted to Mr. Essig in 2004 and 2008, respectively, were vested as of the grant date. However, Mr. Essig is not entitled to receive such underlying shares until after December 31, 2008. Therefore, they are shown in the Nonqualified Deferred Compensation Table.

(6)	Consists of 100,000 shares of common stock underlying restricted stock units granted to the executive on December 18, 2008. The terms of the award provide that these shares will vest annually in three installments of 33,334 shares, 33,333 shares and 33,333 shares, respectively, on the first, second and third anniversaries of the date of grant. The terms of the award provide that, subject to certain conditions, the shares will be delivered within 30 days following the first business day immediately following the six-month period after the date of the executive’s separation of service.

(7)	Consists of 4,366 shares of common stock underlying a performance stock award. The terms of the award provide that these shares will be deliverable as soon as practicable after December 31, 2009 if the performance condition is met. The performance condition was met in 2007.

(8)	100,000 shares of common stock underlying a performance stock award were vested as of December 31, 2008. The terms of the award provide that these shares will be deliverable as soon as practicable after December 31, 2008 if the performance condition is met. The performance condition was met in 2006.

(9)	Consists of 3,855 shares of common stock underlying a performance stock award. The terms of the award provide that these shares will be deliverable as soon as practicable after January 3, 2011 if the performance condition is met. The performance condition was met in 2008.

(10)	Consists of 88,877 shares of common stock underlying restricted stock units granted to the executive in 2008. The terms of the award provide that these shares will vest in two installments of 44,439 shares and 44,438 shares on December 18, 2009 and December 18, 2010, respectively. The terms of the award provide that, subject to certain conditions, the shares will be delivered within 30 days following the first business day immediately following the six month period after the date of the executive’s separation of service.

(11)	Consists of 1,282 shares of restricted stock that will vest on July 3, 2009, 3,612 shares of restricted stock that will vest on April 2, 2010, and 2,295 shares of restricted stock that will vest on April 1, 2011 (in each case subject to continued employment).

(12)	Consists of 769 shares of restricted stock that will vest on July 3, 2009, 685 shares of restricted stock that will vest on November 1, 2009, 2,636 shares of restricted stock that will vest on April 2, 2010 and 2,295 shares of restricted stock that will vest on April 1, 2011 (in each case subject to continued employment).

Option Exercises And Stock Vested

The following table presents information on stock option exercises and stock award vesting during 2008.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares		Value Realized
	Acquired on Exercise	on Exercise(1)	Acquired on Vesting		on Vesting
Name	(#)	($)	(#)		($)
(a)	(b)	(c)	(d)		(e)

Stuart M. Essig	36,208	1,081,591	—	(2)	—	(2)
John B. Henneman, III	55,062	989,086	100,000		3,557,000
Gerard S. Carlozzi	84,533	1,517,535	100,000		3,557,000
Judith E. O’Grady	13,417	339,243	—		—
Jerry E. Corbin	—	—	—		—

(1)	Value realized is calculated on the basis of the difference between the per share exercise price and the market price of the Company’s common stock as reported by the NASDAQ Global Select Market on the date of exercise, multiplied by the number of shares of common stock underlying the options exercised.

(2)	In March 2008, Mr. Essig received a distribution of 500,000 shares of common stock relating to a grant in 2000 of restricted stock units that were vested on the date of grant. See the Nonqualified Deferred Compensation Table below.

Nonqualified Deferred Compensation in 2008

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	at Last Fiscal
	Last Fiscal Year	Last Fiscal Year(1)	Fiscal Year(2)	Distributions(3)	Year-End (4)
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Stuart M. Essig	—	17,962,500	(8,873,750)	21,485,000	40,016,250

(1)	This represents the fair market value at the time of the grant, based on the $47.90 closing price of our common stock on August 6, 2008, of 375,000 shares of common stock underlying a 2008 grant of vested restricted stock units. $17,962,500 represents the FAS 123R amount attributable to this award which is included in the amount shown in column (e) of the Summary Compensation Table.

(2)	This amount represents the sum of the gain(loss) in the value of (i) 750,000 shares of common stock underlying the 2004 grant of restricted stock units from January 1, 2008 through December 31, 2008, (ii) 500,000 shares of common stock underlying the 2000 grant of restricted stock units from January 1, 2008 through March 4, 2008 and (ii) 375,000 shares of common stock underlying the August 2008 grant of restricted stock units from August 6, 2008 through December 31, 2008.

(3)	This represents the fair market value at the time of distribution, based on the $42.97 closing price of our common stock on March 4, 2008, of 500,000 shares of common stock underlying restricted stock units that were distributed to Mr. Essig on March 4, 2008.

(4)	This represents the year-end value of 375,000 shares of common stock underlying restricted stock units granted in 2008 and 750,000 shares of common stock underlying restricted stock units granted in 2004. These restricted units vested as of the grant date, but Mr. Essig did not have the right to receive the underlying shares of common stock as of December 31, 2008. The 375,000 shares underlying the 2008 grant and the 750,000 shares underlying the 2004 grant are deliverable within 30 days following the first business day that occurs immediately following the six-month period after the date of Mr. Essig’s separation from service from the Company. The aggregate balance shown above is based on the $35.57 closing price of our common stock on December 31, 2008.

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements with each of Messrs. Essig, Henneman and Carlozzi which provide certain payments and benefits upon any of several events of termination of employment, including termination of employment in connection with a change in control. This section describes these payments and benefits, with amounts calculated based on the assumption that a named executive officer’s termination of employment with the Company occurred on December 31, 2008. On December 31, 2008, the Company’s common stock had a closing sale price on the NASDAQ Global Select Market of $35.57. Actual amounts payable would vary based on the date of the named executive officer’s termination of employment and can only be finally determined at that time.

Unless specified otherwise, the information in this section is based upon the terms of (i) the Second Amended and Restated Employment Agreement between the Company and Stuart M. Essig, dated as of July 27, 2004 and subsequently amended on December 19, 2006, March 6, 2008 and August 6, 2008 (the “Essig Agreement”); (ii) the Amended and Restated Employment Agreement, between the Company and John B. Henneman, III, dated December 19, 2005 and subsequently amended on January 2, 2008 and December 18, 2008 (the “Henneman Agreement”), (iii) the Amended and Restated Employment Agreement between the Company and Gerard S. Carlozzi, dated December 19, 2005 and subsequently amended on January 2, 2008 and December 18, 2008 (the “Carlozzi Agreement”); and (iv) the Severance Agreement, dated as of January 1, 2008, between the Company and Judith O’Grady (the “O’Grady Agreement”) (the Essig Agreement, the Henneman Agreement, the Carlozzi Agreement and the O’Grady Agreement are collectively referred to in this section as the “Agreements”).

Payments Upon Termination By The Company Without Cause Or By The Executive For Good Reason Prior to a Change in Control

The Agreements provide each of the applicable named executive officers (except Ms. O’Grady) severance payments and benefits upon termination of employment by the Company without cause or by the executive for good reason before a change in control of the Company. For Mr. Essig, the Company will pay him a lump sum cash severance payment equal to his annual base salary (including the minimum increases) during the remainder of the current term of his agreement. For Messrs. Henneman and Carlozzi, the Company will pay them a lump sum cash severance payment equal to the sum of their annual base salary as of their last day of active employment and their target bonus for the year of termination.

In addition, the Agreements provide that the Company will pay to each of the applicable named executive officers (other than Ms. O’Grady), for a specified period of time, the monthly premium for COBRA family coverage under the Company’s group health plan, a related gross up payment based on a 45% tax rate and the monthly premium cost that the Company would have paid to cover the executive under the Company’s group life insurance had the executive’s employment not terminated. Specifically, Mr. Essig generally will receive payments until the end of the then-current term (currently December 31, 2011), and the other executives generally will receive payments for a maximum of one year following their date of termination. In addition, the Company will pay Messrs. Carlozzi and Henneman the monthly premium cost for disability insurance under the Company’s plan for a maximum of one year following termination.

The Agreements also provide the applicable named executive officers (except Ms. O’Grady) with accelerated vesting of their equity awards upon such termination of employment. In addition, for Mr. Essig, all of his stock options will remain exercisable through their original expiration dates and he will receive payment of the shares of common stock underlying the 750,000 restricted stock units granted to him on July 27, 2004 (the “2004 RSUs”) and the 375,000 restricted stock units and 100,000 restricted stock units granted to him on August 6, 2008 and December 19, 2008, respectively (collectively, the “2008 RSUs”). In addition, Messrs. Carlozzi and Henneman will receive payment of common stock underlying the 88,877 restricted stock units granted to each of them in December 2008. Further, Mr. Henneman’s 2008 stock option grant will remain exercisable through its original expiration date.

The O’Grady Agreement provides that upon termination of her employment prior to a change in control, the Company’s standard employment termination policies and practices that are applicable to her at the time of her termination would be applicable, unless a written employment agreement between the Company and Ms. O’Grady is in effect at the time of such termination. The Company currently does not have a written severance plan for employees generally or a separate employment agreement with Ms. O’Grady. Accordingly, Ms. O’Grady will not be entitled to any payments or benefits upon termination of her employment without cause prior to a change in control.

Good reason under the Agreements generally exists if (i) the Company materially breaches the respective Agreement and does not cure the breach within a specified period of time after its receipt of written notice of such breach; (ii) the Company relocates the executive to a location more than forty miles from Princeton, New Jersey (or for Mr. Essig only, more than thirty miles from Princeton, New Jersey and sixty miles from New York, New York); (iii) without the executive’s express written consent, the Company reduces the executive’s base salary or bonus opportunity, or materially reduces the aggregate fringe benefits provided to the executive, or substantially alters the executive’s authority and/or title (except as described below for Mr. Carlozzi) in a manner reasonably construed to constitute a demotion, provided that, for all executives (except Mr. Essig), the executive resigns within ninety days after the change objected to; (iv) without the executive’s express written consent, the executive fails at any point after a change in control to hold the title and authority with the parent corporation of the surviving corporation after the change in control (or, for all executives other than Mr. Essig, if there is no parent corporation, the surviving corporation) that the executive held with the Company immediately prior to the change in control, provided that the executive resigns within one year after the change in control (or for Mr. Essig only, he resigns for good reason within eighteen months after the change in control (in which case, no notice or cure period would apply)); or (v) the Company fails to obtain the assumption of the executive’s Agreement by any successor company. For Mr. Carlozzi, a change to another executive position reporting directly to the Chief Executive Officer does not constitute Good Reason.

The Essig Agreement provides for the following additional “good reason” terminations rights that are specific only to Mr. Essig: (i) if the Board of Directors fails to nominate him as a candidate for director; (ii) if he is not appointed as the President and Chief Executive Officer of the Company or as a member of the Board of Directors; (iii) if the Company materially breaches any equity compensation plan implemented after July 27, 2004 or any of the agreements evidencing his equity grant awards; (iv) if the Company materially fails to provide annual medical examinations and vacation benefits, or to substantially provide any material employee benefits due to him (other than any such failure which affects all senior executive officers); (v) if the Company fails to indemnify him in all material respects in accordance with the Company’s by-laws and terms of any directors and officers liability insurance policy; or (vi) if the Company fails to initiate the procedures, as soon as practicable, to establish and maintain registration statements with respect to stock options and restricted stock units granted to him prior to July 27, 2004.

Payments Upon Termination For Cause Or By Executive Without Good Reason

The Agreements generally do not provide the applicable named executive officers with any payments or other benefits in the event of their termination of employment by the Company for cause or by the executive without good reason other than amounts accrued and owing, but not yet paid, as of the date of the executive’s termination of employment.

A termination for cause under each Agreement generally would result from an executive’s: (i) continued failure to perform the executive’s stated duties in all material respects for a specified period of time after receipt of written notice of such failure; (ii) intentional and material breach of any provision of the Agreement which is not cured (if curable) within a specified period of time after receipt of written notice of such breach; (iii) demonstrated personal dishonesty in connection with the executive’s employment with the Company; (iv) breach of fiduciary duty in connection with the executive’s employment with the Company; (v) willful misconduct that is materially and demonstrably injurious to the Company or any of its subsidiaries; or (vi) conviction or plea of guilty or nolo contendere to a felony or to any other crime involving moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries.

Payments Upon Non-Renewal Of Employment Agreement

The Essig Agreement provides that, upon nonrenewal of the term of such Agreement, all of his outstanding stock options granted after July 27, 2004 will immediately vest and remain exercisable through their original expiration dates. In addition, he will receive the shares underlying his 2004 RSUs and the shares underlying his 2008 RSUs.

In addition, the July 2008 stock option grant agreement with Mr. Henneman provides that, upon nonrenewal of the term of his employment agreement, his July 2008 stock option grant will accelerate and remain exercisable through its original expiration date.

Except as described above, no other Agreement with any executive officer provides for payments or benefits upon nonrenewal of the respective term of the Agreement.

Payments Upon Death

Only the Essig, Henneman and Carlozzi Agreements provide severance payments and benefits upon death. Specifically, if Messrs. Essig, Henneman and Carlozzi die during the term of their employment, then the Company will pay to their estate a lump sum payment equal to one times their annual base salary. In addition, the Company generally will pay their eligible beneficiaries the monthly premium for COBRA family coverage under the Company’s group health plan and a related gross up payment based on a 45% tax rate for a period of one year from the date of their death.

The Essig, Henneman and Carlozzi Agreements also provide for acceleration of their respective equity compensation awards. In addition, all of Mr. Essig’s stock options will remain exercisable until one year following his death, but in no event beyond their respective original expiration dates (except as described below with respect to his 2008 option grant). The options covered by Mr. Essig’s 2008 option grant that are vested at the time of his death will remain exercisable until the later of (i) December 31, 2011 or any extended expiration date of the employment agreement or (ii) one year following his death, but in no event beyond the option’s expiration date. Moreover, as promptly as practicable following his death, Mr. Essig’s estate will receive the shares underlying his 2004 RSUs and the shares underlying his 2008 RSUs. The options covered by Mr. Henneman’s 2008 option grant that are vested at the time of his death will remain exercisable until the later of (i) January 4, 2011 or (ii) one year following his death, but in no event beyond the option’s expiration date. In addition, the estates of Messrs. Carlozzi and Henneman will receive the shares underlying their respective 2008 grant of restricted stock units.

Payments Upon Disability

Only the Essig Agreement provides payments upon termination of Mr. Essig’s employment on account of disability. Specifically, if his employment is terminated on account of his disability, then the Company will pay him an amount equal to (i) if such payments are taxable, his then-current base salary, or alternatively, (ii) if such payments are not taxable, the after-tax equivalent of his then-current base salary, in either case until December 31, 2011. The Company generally will pay to Mr. Essig for a period of one year the monthly premium for COBRA family coverage under the Company’s group health plan, a related gross up payment based on a 45% tax rate and the monthly premium cost that the Company would have paid to cover him under the Company’s group life insurance had his employment not terminated. Following December 31, 2011, Mr. Essig will continue to be entitled to receive long-term disability benefits under the Company’s long-term disability program in effect at such time to the extent he is eligible to receive such benefits.

In addition to the foregoing payments upon his termination of employment on account of his disability, all of Mr. Essig’s stock options will immediately vest and will remain exercisable until one year following his termination, but in no event beyond their respective original expiration dates (except as described below with respect to his 2008 option grant). The options covered by Mr. Essig’s 2008 option grant that are vested at the time of his termination for disability will remain exercisable until the later of (i) December 31, 2011 or any extended expiration date of the employment agreement or (ii) one year following his termination for disability, but in no event beyond the option’s expiration date. In addition, as promptly as practicable following such termination, all shares underlying his outstanding 2004 RSUs and 2008 RSUs will be paid to him.

The options covered by Mr. Henneman’s 2008 option grant that are vested at the time of his termination for disability will remain exercisable until the later of (i) January 4, 2011 or (ii) one year following such termination, but in no event beyond the option’s expiration date. In addition, as promptly as practicable following such termination, Messrs. Carlozzi and Henneman will receive the shares underlying their respective 2008 grant of restricted stock units.

Although no cash severance payments will be made to Messrs. Henneman and Carlozzi upon their termination of employment on account of their disability, all of their equity awards will accelerate and become fully vested on the date of their termination of employment for disability except as described above with respect to Mr. Henneman’s 2008 stock option grant.

Under the Agreements, disability generally means the executive’s inability to perform his duties by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of not fewer than six months.

Payments in Connection with a Change in Control

The Agreements provide each of the applicable named executive officers with severance payments and benefits upon termination of their employment in connection with or following a change in control. If (i) Mr. Essig’s employment is terminated by the Company for a reason other than death, disability, or cause, (ii) Mr. Essig terminates his employment for good reason, or (iii) the Company fails to renew the Essig Agreement, in each case, within eighteen months following a change in control, he will be entitled to a severance payment equal to the sum of (a) 2.99 times the sum of his base salary and target bonus for the fiscal year of his termination and (b) a pro rata portion of his target bonus in the year of termination. In addition, the Company will generally pay him until the later of the expiration of the then-current term of his employment agreement or for one year after termination the monthly premium for COBRA family coverage under the Company’s group health plan, a related gross up payment based on a 45% tax rate and the monthly premium cost that the Company would have paid to cover him under the

Company’s group life insurance had his employment not terminated. Moreover, the Company will reimburse him for all reasonable legal fees and expenses incurred by him as a result of such termination of employment. The Company will also pay him interest on any severance payments that are delayed for six months because of the application of section 409A of the Code.

The Agreements with the other applicable named executive officers provide that, if within twelve months of a change in control, their employment with the Company is terminated by the Company for a reason other than death, disability or cause, or they terminate employment with the Company for good reason, the Company will pay a lump sum cash payment equal to a multiple (2.99 times for Messrs. Henneman and Carlozzi) of the sum of their annual base salary and target bonus (or for Ms. O’Grady, one times base salary only). In addition, the Company will generally pay to such executives (other than Ms. O’Grady), the monthly premium for COBRA family coverage under the Company’s group health plan, a related gross up payment based on a 45% tax rate and the monthly premium cost that the Company would have paid to cover the executive under the Company’s group life and disability insurance had the executive’s employment not terminated for a period generally ending on the earlier to occur of (i) December 19, 2012 or (ii) their date of death. The Agreement with Ms. O’Grady provides that, for a period ending on the earlier to occur of (i) one year after termination of employment or (ii) her date of death, the Company will generally provide health coverage in the Company’s health insurance program (if continuation of coverage is not prohibited) and reimburse her for the cost of the monthly healthcare premium, less the amount she was required to pay for monthly coverage immediately before termination, on an after-tax basis. In addition, the Company will pay her a lump sum payment equal to the premium cost of continuing the life and disability insurance in effect on the date of termination (if continuation of coverage is not prohibited) until the earlier of (i) one year after termination or (ii) her date of death.

All of the Agreements also provide that the Company will pay all reasonable legal fees and expenses incurred by the executives as a result of their termination of employment.

The Agreements (except the O’Grady Agreement) provide that if any payment, coverage or benefit provided to them is subject to the excise tax under section 4999 of the Code, the executives will be grossed-up so that the executive would be in the same net after-tax position he would have been in had sections 280G and 4999 of the Code not applied. The O’Grady Agreement provides that if any payment or benefit provided to her would be subject to the excise tax under section 4999 of the Code, the amounts payable to her and benefits she will receive will be reduced so that no amounts she would receive would be subject to the excise tax under section 4999 of the Code if such reduction would result in her receiving a greater amount on an after-tax basis than if no reduction had occurred.

The Company’s equity plans provide for the acceleration of the vesting and/or delivery of all equity compensation awards for all of the named executive officers upon a change in control, regardless of whether their employment has terminated. The Essig Agreement provides that all stock options granted to Mr. Essig will remain exercisable through their original expiration dates, and he will generally receive payment of all outstanding restricted stock units (including the shares underlying his 2004 RSUs and his 2008 RSUs) on the date of the change in control. In addition, Messrs. Carlozzi and Henneman will receive payment of common stock underlying the restricted stock units granted to each of them in December 2008. Further, Mr. Henneman’s 2008 stock option grant will remain exercisable through its original expiration date.

Under the Agreements, a change in control would be deemed to have occurred: (i) if the beneficial ownership of securities representing more than fifty percent (or for Mr. Essig only, thirty-five percent) of the combined voting power of the voting securities of the Company is acquired by any individual, entity or group; (ii) if the individuals who, as of the date of the Agreement, constitute the Board of Directors cease for any reason (for the Henneman, Carlozzi and O’Grady Agreements, during any period of at least twenty-four months) to constitute at least a majority of the Board of Directors; (iii) upon consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of assets of the Company or the acquisition of assets or stock of another entity; or (iv) upon approval by the stockholders of a complete liquidation or dissolution of the Company.

Restrictive Covenants And Other Conditions

The foregoing severance benefits payable upon termination of employment prior to or after a change in control to the applicable named executive officers (except Ms. O’Grady) are conditioned on, for Messrs. Essig, Henneman and Carlozzi, their execution of a mutual release.

In addition, for all of the applicable named executive officers, such benefits are consideration for the restrictive covenants set forth in their respective Agreements; provided, however, that the noncompetition and nonsolicitation covenants would not apply to Mr. Essig if he is terminated by the Company without cause or he terminates his employment for good reason prior to a change in control. Specifically, during the term of their employment with the Company and the one year period thereafter (or for Mr. Essig, the two-year period thereafter), all of the named executive officers generally may not compete against the Company or solicit employees and customers of the Company.

Summary of Potential Payments

The following table summarizes the payments that would be made by the Company to the named executive officers upon the events discussed above, assuming that each named executive officer’s termination of employment with the Company occurred on December 31, 2008 or a change in control of the Company occurred on December 31, 2008, as applicable:

	Termination
	Without Cause					Termination
	or With Good					Without Cause or
	Reason (Before a				Upon a Change	With Good Reason
	Change In	Non-Renewal			in Control	(After a Change in
Named Executive Officer	Control)	Of Agreement	Death	Disability	(No Termination)	Control)

Stuart M. Essig
Cash Severance	$2,100,000	—	$600,000	$1,800,000	—	$4,188,000
Continued Health & Other Benefits(1)	$73,440	—	$24,480	$24,480	—	$73,440
Acceleration of Stock Options	—	—	—	—	—	—
Acceleration of Other Grants(2)	$43,573,250	$43,573,250	$43,573,250	$43,573,250	$43,573,250	$43,573,250
Fees/Interest(3)	$14,321	—	—	—	—	$28,559
280G Gross-up Amount	—	—	—	—	—	—
Total	$45,761,011	$43,573,250	$44,197,730	$45,397,730	$43,573,250	$47,863,249
John B. Henneman, III
Cash Severance	$630,000	—	$450,000	—	—	$1,883,700
Continued Health & Other Benefits(1)	$24,480	—	$24,480	—	—	$97,920
Acceleration of Stock Options	$133,000	—	$133,000	$133,000	$133,000	$133,000
Acceleration of Other Grants	$3,453,776	—	$3,453,776	$3,453,776	$3,453,776	$3,453,776
Fees/Interest(3)	$4,296	—	—	—	—	$12,846
280G Gross-up Amount	—	—	—	—	—	—
Total	$4,245,552	—	$4,061,256	$3,586,776	$3,586,776	$5,581,242
Gerard S. Carlozzi
Cash Severance	$630,000	—	$450,000	—	—	$1,883,700
Continued Health & Other Benefits(1)	$24,480	—	$24,480	—	—	$97,920
Acceleration of Stock Options	$133,000	—	$133,000	$133,000	$133,000	$133,000
Acceleration of Other Grants	$3,453,776	—	$3,453,776	$3,453,776	$3,453,776	$3,453,776
Fees/Interest(3)	$4,296	—	—	—	—	$12,846
280G Gross-up Amount	—	—	—	—	—	$955,030
Total	$4,245,552	—	$4,061,256	$3,586,776	$3,586,776	$6,536,272
Judith E. O’Grady
Cash Severance	—	—	—	—	—	$244,400
Continued Health & Other Benefits(1)	—	—	—	—	—	$8,520
Acceleration of Stock Options	—	—	—	—	$3,919	$3,919
Acceleration of Other Grants	—	—	—	—	$344,638	$344,638
Fees/Interest(3)	—	—	—	—	—	$1,667
280G Gross-up Amount	—	—	—	—	—	—
Total	—	—	—	—	$348,557	$603,144

(1)	For Messrs. Essig, Carlozzi and Henneman, the premium cost for health, life and disability insurance is assumed to be $2,040 per month, which includes $909 for a gross-up for taxes (based on an assumed 45% tax rate) on the health insurance premium cost.

For Ms. O’Grady, the premium cost for health, life and disability insurance (less the amount she would have been required to pay for such coverage immediately before termination) is assumed to be $710 per month, which includes $310 for a gross-up for taxes (based on an assumed 45% tax rate) on the health insurance premium cost.

(2)	Includes the value of certain vested and deferred restricted stock units.

(3)	The Essig, Carlozzi, Henneman, and O’Grady Agreements provide for reasonable legal fees and expenses that may be incurred by each executive as a result of his termination of employment related to a change in control. However, the table does not include a value for these fees and expenses because they would be incurred only if there is a dispute under these Agreements. Thus, these amounts are undeterminable. For Messrs. Essig, Carlozzi and Henneman and Ms. O’Grady, the amount shown represents the interest on their respective cash severance payment if it is required to be delayed for six months because of the application of section 409A of the Code, with such interest applied at the rate of 1.36% compounded monthly.

Director Compensation

The Board of Directors believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key components of non-employee director compensation include an annual equity grant and an annual retainer.

Compensation.  The compensation of directors during 2008 included the compensation payable during the period beginning with the Company’s 2007 Annual Meeting of Stockholders on May 17, 2007 and ending with the Company’s 2008 Annual Meeting of Stockholders on July 9, 2008.

As compensation for their service during the period beginning with the Company’s 2007 Annual Meeting of Stockholders, non-employee directors were able to elect to receive an annual equity grant of 1,875 shares of restricted stock or options to purchase 7,500 shares of common stock (with the Chairman of the Board of Directors being able to elect to receive 2,500 shares of restricted stock instead of options to purchase 10,000 shares of common stock). Directors also received an annual retainer of $55,000, payable in one of four ways, at their election: (1) in cash, (2) in restricted stock, (3) one half in cash and one half in restricted stock, or (4) in options to purchase common stock (the number of options determined by valuing the options at 25% of the fair market value of our common stock underlying the option), with a maximum of 7,500 options.

In addition, effective as of the 2008 Annual Meeting of Stockholders, the annual retainer was increased to $60,000, payable in the four ways described above. The cap on options was not increased and remains at 7,500 options. Further, at that time the term of future stock option grants was increased from six years to ten years. The Board of Directors also modified the vesting schedule for future stock option grants to be made to non-employee directors, including retainer grants described above. Options and restricted stock grants will vest on a quarterly basis and be fully vested one year after the grant date.

The Company pays reasonable travel and out-of-pocket expenses incurred by non-employee directors in connection with attendance at meetings to transact business of the Company or attendance at meetings of the Board of Directors or any committee thereof.

The following table provides details of the total compensation earned by non-employee directors in 2008.

	Fees Earned or
	Paid in Cash(1)	Stock Awards(2)(3)	Option Awards(2)(4)	Total
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(h)

Thomas J. Baltimore, Jr.	—	149,320	—	149,320
Keith Bradley	37,174	89,306	—	126,480
Richard E. Caruso	—	—	250,694	250,694
Neal Moszkowski	—	—	209,020	209,020
Christian S. Schade	21,549	30,007	125,022	176,578
James M. Sullivan	—	89,306	83,998	173,304
Anne M. VanLent	37,174	—	125,022	162,196

(1)	Includes amounts earned for 2008, but not paid until 2009.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in Note 2 of the Company’s financial statements in Item 15 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on March 3, 2009.

However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	Stock awards outstanding as of December 31, 2008 for each director consisted of restricted shares of common stock, as follows: Thomas J. Baltimore, Jr. — 2,351; Keith Bradley — 1,406; Richard E. Caruso — 0; Neal Moszkowski — 0; Christian S. Schade — 472; James M. Sullivan — 1,406 and Anne M. VanLent — 0.

(4)	The aggregate number of options held by each director as of December 31, 2008 was as follows: Thomas J. Baltimore, Jr. — 0; Keith Bradley — 7,500; Richard E. Caruso — 55,039; Neal Moszkowski — 36,999; Christian Schade — 22,500; James M. Sullivan — 35,039 and Anne M. VanLent — 46,960.

Stuart Essig, the Company’s President and Chief Executive Officer, is not included in this table because he is an employee of the Company and does not receive compensation for his services as a director. The compensation received by Mr. Essig as an employee of the Company is shown above in the Summary Compensation Table.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance:

	Number of Securities to be		Weighted-Average		Number of Securities
	Issued Upon Exercise of		Exercise Price of		Remaining Available for
	Outstanding Options,		Outstanding Options,		Future Issuance Under
Plan Category	Warrants and Rights		Warrants and Rights		Equity Compensation Plans(1)

Equity compensation plans approved by stockholders	2,962,056	(2)	$33.32	(3)	2,098,392	(4)
Equity compensation plans not approved by stockholders	—		—		—

Total	2,962,056		$33.32		2,098,392

(1)	Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.

(2)	Consists of (a) 2,687 shares of common stock underlying Restricted Stock Units, (b) 16,442 shares of common stock underlying outstanding performance stock, (c) 295,346 shares of common stock underlying outstanding contract stock and (d) 2,647,581 shares of common stock underlying outstanding options.

(3)	Excluding the Restricted Stock Units, performance stock and contract stock, the weighted average exercise price is $33.32.

(4)	Consists of 1,081,570 shares of common stock which remain available for issuance under the Employee Stock Purchase Plan and 1,016,822 shares which remain available for issuance under the other Approved Plans, including shares under the 2003 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Baltimore, Dr. Bradley and Mr. Moszkowski are the current members of the Compensation Committee. None of our compensation committee members currently serves nor did they ever serve as an officer or employee or former officer of the Company or had any relationship requiring disclosure herein pursuant to Securities and Exchange Commission regulations. No executive officer of the Company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under Securities and Exchange Commission regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

Pursuant to a written policy, the Company reviews all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in excess of $100,000 in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $100,000, and in which any Related Person had, has or will have a direct or indirect interest. For purposes of the policy, a “Related Person” means:

(a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

(b) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

(c) any immediate family member of any of the foregoing persons; and

(d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

If the Company’s legal department determines that a proposed transaction is a transaction for which approval is required under applicable rules and regulations of the Securities and Exchange Commission, the proposed transaction shall be submitted to the Audit Committee for consideration.

The Audit Committee, will consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Audit Committee shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith.

The policy provides that the above determination should be made at the next Audit Committee meeting. In those instances in which the legal department, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the transaction shall be presented to the Chair of the Audit Committee (who will possess delegated authority to act between Audit Committee meetings).

Related Person Transactions

The Company leases its manufacturing facility in Plainsboro, New Jersey from Plainsboro Associates, a New Jersey general partnership. Ocirne, Inc., a subsidiary of Provco Industries, owns a 50% interest in Plainsboro Associates. Provco Industries’ stockholders are trusts whose beneficiaries include the children of Dr. Caruso, the Chairman and a principal stockholder of the Company. Dr. Caruso is the President of Provco Industries. The Company paid $250,830 in rent for this facility during 2008.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee is required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Audit Committee operates pursuant to a Charter that the Board amended and restated on March 2, 2004, a copy of which is available on the Company’s website.

As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s financial reporting process, accounting policies, internal audit function, internal controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee this process.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, has discussed with the independent registered public accounting firm its independence in relation to the Company and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for such fiscal year, as filed with the Securities and Exchange Commission on March 3, 2009.

The Audit Committee of the Board of Directors

ANNE M. VANLENT (CHAIR)
CHRISTIAN S. SCHADE
JAMES M. SULLIVAN

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of common stock as of February 28, 2009 by: (a) each person or entity known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock, based upon Company records or statements filed with the Securities and Exchange Commission; (b) each of the Company’s directors and nominees for directors; (c) each of the named executive officers; and (d) all executive officers, directors and nominees as a group. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person. Unless otherwise provided, the address of each individual listed below is c/o Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, NJ 08536.

	Amount and Nature of
	Beneficial Ownership
			Percent
Name and Address of Beneficial Owner	Shares(1)		of Class(2)

Thomas J. Baltimore, Jr.	6,428		*
Keith Bradley, Ph.D.	9,375	(3)	*
Richard E. Caruso, Ph.D.	6,719,134	(4)	23.8%
Stuart M. Essig	2,167,477	(5)	7.4%
Neal Moszkowski	34,241	(6)	*
Raymond G. Murphy	0		*
Christian S. Schade	20,603	(7)	*
James M. Sullivan	74,191	(8)	*
Anne M. VanLent	44,458	(9)	*
John B. Henneman, III	279,753	(10)	*
Gerard S. Carlozzi	60,657	(11)	*
Jerry E. Corbin	6,385		*
Judith E. O’Grady	69,787	(12)	*
All directors, nominees for director and executive officers as a group (13 persons)	9,492,489	(13)	32.0%
FMR LLC and Edward C. Johnson 3d 82 Devonshire Street Boston, MA 02109	3,423,244	(14)	12.2%
Provco Leasing Corporation 1105 N. Market Street Suite 602 Wilmington, DE 19801	6,614,543	(15)	23.5%
TRU ST PARTNERSHIP, L.P. 795 E. Lancaster Avenue, Suite 200 Villanova, PA 19085	6,591,205	(16)	23.4%
Neuberger Berman Inc., Neuberger Berman, LLC, Neuberger Berman Management Inc., and Neuberger Berman Equity Funds 605 Third Avenue New York, NY 10158	2,690,635	(17)	9.6%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	1,787,000	(18)	6.3%

*	Represents beneficial ownership of less than 1%.

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of February 28, 2009 upon the exercise of an option or other convertible security are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

(2)	As of February 28, 2009, we had 28,143,015 shares of common stock outstanding.

(3)	Consists of 7,500 shares that Dr. Bradley has the right to acquire within 60 days of February 28, 2009 upon the exercise of options held by him.

(4)	Includes 6,591,205 shares held by TRU ST PARTNERSHIP, L.P., a Pennsylvania general partnership (“TRU ST”) (also see footnote 16 below). Also includes 23,338 shares held by Provco Leasing Corporation (“Provco”), of which Dr. Caruso is President and sole director and 19,000 shares held by The Uncommon Individual Foundation, of which Dr. Caruso is the Chief Executive Officer. Provco is the corporate general partner of TRU ST. Dr. Caruso may be deemed to have shared voting and dispositive power over the shares held by TRU ST and Provco. Also includes 38,071 shares owned by Dr. Caruso and 47,520 shares that Dr. Caruso has the right to acquire within 60 days of February 28, 2009 upon the exercise of options held by him. Dr. Caruso disclaims beneficial ownership of the shares held by TRU ST, Provco and The Uncommon Individual Foundation, except to the extent of his pecuniary interest therein. Dr. Caruso’s address is c/o TRU ST PARTNERSHIP, L.P, 795 E. Lancaster Avenue, Suite 200, Villanova, PA 19085.

(5)	Includes 1,107,084 shares that Mr. Essig has the right to acquire within 60 days of February 28, 2009 upon the exercise of options held by him. Excludes outstanding Restricted Stock Units awarded to Mr. Essig in 2004, which entitle him to receive an aggregate of 750,000 shares of common stock. These 750,000 Restricted Stock Units held by Mr. Essig vested on the grant date, but are not yet deliverable and do not give him the right to acquire any shares within 60 days of February 28, 2009. Also excludes outstanding Restricted Stock Units awarded to Mr. Essig in August 2008, which entitle him to receive an aggregate of 375,000 shares of common stock. These 375,000 Restricted Stock Units held by Mr. Essig vested on the grant date, but are not yet deliverable and do not give him the right to acquire any shares within 60 days of February 28, 2009. Pursuant to the terms of a forward sale contract entered into with Credit Suisse First Boston Capital LLC on December 14, 2004, Mr. Essig is obligated to deliver to Credit Suisse First Boston Capital LLC on March 28, 2013 between 264,550 and 500,000 shares of common stock (or, at the election of Mr. Essig, the cash equivalent of such shares). Mr. Essig retains voting power over these shares pending the settlement of the forward sale contract.

(6)	Includes 30,730 shares that Mr. Moszkowski has the right to acquire within 60 days of February 28, 2009 upon the exercise of options held by him.

(7)	Includes 18,750 shares that Mr. Schade has the right to acquire within 60 days of February 28, 2009 upon the exercise of options held by him.

(8)	Includes 32,520 shares that Mr. Sullivan has the right to acquire within 60 days of February 28, 2009 upon the exercise of options held by him.

(9)	Includes 43,210 shares that Ms. VanLent has the right to acquire within 60 days of February 28, 2009 upon the exercise of options held by her.

(10)	Includes 193,125 shares that Mr. Henneman has the right to acquire within 60 days of February 28, 2009 upon the exercise of options held by him.

(11)	Includes 3,022 shares that Mr. Carlozzi has the right to acquire within 60 days of February 28, 2009 upon the exercise of options held by him.

(12)	Includes 43,916 shares that Ms. O’Grady has the right to acquire within 60 days of February 28, 2009 upon the exercise of options held by her.

(13)	See footnotes 3 through 12 above.

(14)	FMR LLC, a holding company of investment companies, and Edward C. Johnson 3d each report beneficially owning and having sole dispositive power over 3,423,244 shares of which FMC LLC has sole voting power over 596,384 shares. Of the 3,423,244 shares, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (the “1940 Act”), is the beneficial owner of 2,783,800 shares as a result of acting as such an investment advisor, Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole dispositive power over 2,783,800 shares owned by the funds. Members of the family of Mr. Johnson, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the voting agreement, members of the Johnson family group may be deemed under the 1940 Act to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the fund’s board of trustees. Strategic Advisers, Inc., a wholly — owned subsidiary of FMR LLC and an investment adviser registered under the 1940 Act, is the beneficial owner of 940 shares. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC and an investment advisor registered under the 1940 Act, is the beneficial owner of 30,100 shares as a result of its serving as an investment advisor. Mr. Johnson and FMR LLC, through its control of PGALLC, each has sole dispositive power and sole voting power over 30,100 shares. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC and a bank as defined under Section 3(a)(6) of the Exchange Act, is the beneficial owner of 549,495 shares as a result of its serving as an investment manager. Mr. Johnson and FMR LLC, through its control of PGATC, each has sole dispositive power over 549,495 shares and sole voting power over 505,335 shares. Fidelity International Limited (“FIL”) is the beneficial owner of 58,909 shares. Partnerships controlled predominately by members of the family of Mr. Johnson and FIL, or trusts for their benefit, own shares of FIL stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act. However, FMR LLC made the filing of its Schedule 13G/A on a voluntary basis as if all the shares are beneficially owned by FMR LLC and FIL on a joint basis. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by FMR LLC with the Securities and Exchange Commission on February 12, 2009.

(15)	Includes 6,591,205 shares held by TRU ST (see footnote 16 below), of which Provco is the general corporate partner. Provco may be deemed to have shared voting and dispositive power over these shares.

(16)	Pursuant to the terms of a forward sale contract entered into with Credit Suisse First Boston Capital LLC on November 23, 2004, TRU ST is obligated to deliver to Credit Suisse First Boston Capital LLC on January 15, 2013 between 322,581 and 600,000 shares of common stock (or, at the election of TRU ST, the cash equivalent of such shares). TRU ST retains voting power over these shares pending the settlement of the forward sale contract.

(17)	Neuberger Berman Inc. and Neuberger Berman, LLC each have shared dispositive power over all of these shares and shared voting power over 2,292,802 of these shares. Neuberger Berman Management Inc has shared dispositive power over and shared voting power over 2,292,802 of these shares. Neuberger Berman Equity Funds has shared dispositive power over and shared voting power over 2,282,902 of these shares The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by Neuberger Berman Inc., Neuberger Berman, LLC, Neuberger Berman Management Inc, and Neuberger Berman Equity Funds with the Securities and Exchange Commission on February 12, 2009.

(18)	Capital Research Global Investors, a division of Capital Research and Management Company, has sole voting and sole dispositive power over all of these shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Capital Research Global Investors with the Securities and Exchange Commission on February 6, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of the Company’s outstanding shares of common stock and certain other holders of such shares (collectively, “Covered Persons”), to file with the Securities and Exchange Commission, within specified time periods, initial reports of ownership and subsequent reports of changes in ownership of common stock and other equity securities of the Company.

Based solely upon the Company’s review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company’s knowledge all of the Section 16(a) filing requirements applicable to Covered Persons were complied with during 2008, except for the following, which resulted from an administrative error: a statement of changes in beneficial ownership of securities on Form 4 for two exercises of stock options was filed on time by Keith Bradley, a director of the Company, but the Form 4 did not reflect the related two acquisitions of shares on the front of the form. An amended Form 4 was filed soon thereafter to correct the error.

STOCKHOLDER PROPOSALS

The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2010 Annual Meeting of Stockholders is December 18, 2009. Such proposals must be sent to: Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Senior Vice President, General Counsel, Human Resources and Secretary. The date after which notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely is December 21, 2009. If notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is received by the Company after December 21, 2009, then the Company’s proxy for the 2010 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for such annual meeting of stockholders.

OTHER MATTERS

A copy of the Company’s 2008 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material. In addition, our Code of Conduct, which applies to all of the Company’s directors and officers, and the charters for each of our Audit, Compensation, and Nominating and Corporate Governance Committees are accessible via our website at www.integra-LS.com through the “Investor Relations” link under the heading “Corporate Governance.”

The Company, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules, but without exhibits) for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission on March 3, 2009. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the investor relations department, at the offices of the Company set forth on page one of this Proxy Statement.

By order of the Board of Directors,

/s/ Richard D. Gorelick
Richard D. Gorelick
Senior Vice President, General Counsel,
  Human Resources and Secretary

Plainsboro, New Jersey
April 20, 2009

ANNUAL MEETING OF STOCKHOLDERS OF INTEGRA LIFESCIENCES HOLDINGS CORPORATION May 20, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://investor.integra-ls.com/financials.cfm Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. * · DDD03333333333DDDDDO 5 052009 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors:FOR AGAINST ABSTAFOR AGAINST ABSTA Thomas J. Baltimore, Jr. Keith Bradley Richard E. Caruso Stuart M. Essig Neal Moszkowski Raymond G. Murphy Christian S. Schade James M. Sullivan Anne M. VanLent 2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2009. In their discretion, the Proxies are authorized, to the extent permitted by the rules o the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation. please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY CARD INTEGRA LIFESCIENCES HOLDINGS CORPORATION 311 ENTERPRISE DRIVE PLAINSBORO, NEW JERSEY 08536 PROXY — Annual Meeting of Stockholders — Wednesday, May 20, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Stuart M. Essig and John B. Henneman, III as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Integra LifeSciences Holdings Corporation (the “Company”) held of record by the undersigned on March 31, 2009 at the Annual Meeting of Stockholders to be held on Wednesday, May 20, 2009 or at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 2; FOR ALL NOMINEES LISTED FOR ELECTION OF DIRECTORS UNDER PROPOSAL 1; AND IN ACCORDANCE WITH THE PROXIES’ JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Continued and to be signed on the reverse side.)·14475 •